UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a – 101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Parker Drilling Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of Annual Meeting of Stockholders and Proxy Statement May 8, 2013

            Your broker cannot vote your shares for the election of directors and certain other matters without your instructions. If you do not provide voting instructions, your shares will not be voted or counted in the election of directors and certain other matters. We urge you to vote.

PARKER DRILLING COMPANY

5 Greenway Plaza, Suite 100

Houston, TX 77046

March 28, 2013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

On behalf of your board of directors and management, we are pleased to invite you to attend the Annual Meeting of Stockholders of Parker Drilling Company, a Delaware corporation, which will be held on Wednesday, May 8, 2013, at 9:00 a.m., Central Daylight Time, at the Renaissance Houston Hotel, 6 Greenway Plaza East, Houston, Texas, 77046, for the following purposes:

(1)	to elect the three nominees named in the accompanying Proxy Statement as Class II Directors for a three-year term;

(2)	to consider and act upon a proposal to approve the Parker Drilling Company 2010 Long-Term Incentive Plan as Amended and Restated (the “Amended and Restated Plan”);

(3)	to approve, on a non-binding advisory basis, the compensation of our named executive officers;

(4)

to consider and act upon a proposal for the ratification of the selection made by our Audit Committee appointing KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2013;

(5)	to transact such other business as may properly come before the meeting and any reconvened meeting following any adjournment or postponement thereof.

We will also report our 2012 performance and answer your questions. You will have the opportunity to meet some directors and officers of the Company. In addition, a representative of KPMG, our independent registered public accounting firm, will be present and available to answer appropriate questions.

The record date for the determination of the stockholders entitled to vote at the Annual Meeting is fixed as of the close of business on March 15, 2013.

A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder and for any purpose relevant to the Annual Meeting, both at the Annual Meeting on May 8, 2013 and during ordinary business hours for ten days prior to the Annual Meeting at 5 Greenway Plaza, Suite 100, Houston, Texas 77046.

We are furnishing proxy materials to our stockholders using the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish proxy materials over the Internet. As a result, on March 28, 2013, we are mailing a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) to many of our stockholders instead of a paper copy of the accompanying Proxy Statement and our 2012 Annual Report. The E-Proxy Notice contains instructions on how to access our 2013 Proxy Statement and 2012 Annual Report over the Internet. The E-Proxy Notice also provides instructions on how you can request a paper copy of proxy materials, including the Proxy Statement, our 2012 Annual Report and a form of proxy card. All stockholders who do not receive an E-Proxy Notice, including the stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail, which paper copies will be mailed on or about March 28, 2013, unless these stockholders have previously requested delivery of proxy materials electronically. If you received your proxy materials via e-mail in accordance with your previous request, the e-mail contains voting instructions and links to the Proxy Statement and the 2012 Annual Report on the Internet.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, please vote by proxy as soon as possible. You may vote by proxy over the Internet, by telephone and, if you received paper copies of the proxy materials by mail, you may vote by following the instructions on the proxy card. If you do attend the meeting and desire to vote in person, you may do so even though you have previously voted by proxy.

Thank you for your ongoing support and continued interest in Parker Drilling Company. We look forward to seeing you at the Annual Meeting. If you cannot attend the Annual Meeting, please log on to our website at www.parkerdrilling.com as we will post copies of a Press Release and Form 8-K announcing the voting results of the Annual Meeting shortly thereafter.

By order of the Board of Directors,

Jon-Al Duplantier

Secretary

PARKER DRILLING COMPANY

5 GREENWAY PLAZA, SUITE 100

HOUSTON, TEXAS 77046

PROXY STATEMENT

About Our Annual Meeting

Why am I receiving these materials?

The Board of Directors (“Board”) of Parker Drilling Company (“Parker,” the “Company,” “we,” “us” or “our”) has made these proxy materials available to you over the Internet or delivered paper copies of these materials to you by mail in connection with our 2013 Annual Meeting of Stockholders (the “Annual Meeting”) which will take place on May 8, 2013 at 9:00 a.m., Central Daylight Time, at 6 Greenway Plaza East, Houston, Texas 77046. As a stockholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules promulgated by the SEC, which information is intended to assist you in voting your shares.

Who may attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a Parker stockholder as of the close of business on March 15, 2013, or hold a valid proxy to vote at the Annual Meeting. Your E-Proxy Notice or your proxy card that you received, if you requested paper copies of your proxy materials, is your invitation to attend the Annual Meeting. If you plan to attend the Annual Meeting, you may either vote your proxy prior to the meeting or bring your E-Proxy Notice or proxy card and vote at the Annual Meeting as explained below. In the event you plan on attending the Annual Meeting in person, the admission ticket attached to your proxy card must be presented to gain entry into the meeting.

No cameras, recording equipment or electronic devices will be permitted in the Annual Meeting.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

-    the election of three Class II Directors (“Proposal 1”);

-    the approval of the Amended and Restated Plan (“Proposal 2”);

-    an advisory vote on the compensation of our named executive officers (“Proposal 3”); and

-    the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year 2013 (“Proposal 4”).

We will also consider other business that properly comes before the Annual Meeting, although the Company is not aware of any such business at this time.

Why did I receive a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders an E-Proxy Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the E-Proxy Notice will have the opportunity to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the E-Proxy Notice. In addition, the E-Proxy Notice contains instructions on how you may request to receive proxy materials in printed form by mail or access them electronically on an ongoing basis.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside the United States, with paper copies of the proxy materials instead of an E-Proxy Notice about the Internet availability of the proxy materials.

In addition, we are providing an E-Proxy Notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.

How can I access the proxy materials over the Internet?

Your proxy card or E-Proxy Notice about the Internet availability of the proxy materials will contain instructions on how to:

-	view our proxy materials for the Annual Meeting on the Internet; and

-	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at www.parkerdrilling.com.

Additionally, your proxy card or E-Proxy Notice will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where our proxy materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

Who is entitled to vote at the Annual Meeting?

Holders of Parker common stock (“Common Stock”) at the close of business on the record date of March 15, 2013, are entitled to vote their shares at the Annual Meeting. On the record date, there were 118,770,712 shares of Common Stock issued and outstanding.

Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record, including shares acquired through Parker’s Stock Bonus Plan (“401(k) plan”), and (2) shares held by you as the beneficial owner (or “street name”) through a broker, trustee or other nominee such as a bank.

If you own shares in Parker’s 401(k) plan and do not vote, the trustee of the plan will vote your plan shares in the same proportion as shares for which instructions were received from other participants in the 401(k) plan.

How can I vote my shares in person at the Annual Meeting?

We will distribute written ballots to any stockholder of record who wants to vote in person at the Annual Meeting. However, if you are the beneficial owner of shares held in street name, you must request and obtain a legal proxy, executed in your favor, from the broker, trustee, nominee or other holder of record, and present such legal proxy at the Annual Meeting, in order to vote at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

Vote By Internet

Stockholders who have received an E-Proxy Notice of the availability of the proxy materials on the Internet may submit proxies over the Internet by following the instructions on the E-Proxy Notice. Stockholders who have received notice of the availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card by mail may submit proxies over the Internet by following the instructions on the proxy card.

Vote by Telephone

You may vote using a telephone by following the “Vote by Telephone” instructions on your proxy card or E-Proxy Notice. You must have the control number that appears on your proxy card or in your E-Proxy Notice available when voting. If you vote by telephone, you do not have to mail in your proxy card.

Vote by Mail

Stockholders who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the enclosed, prepaid and addressed envelope.

How will my shares be voted if I vote by proxy?

Your shares will be voted:

-       as you instruct; and

-       according to the best judgment of Gary G. Rich and Jon-Al Duplantier on any other business that properly comes before the Annual Meeting.

Will my shares be voted if I do not vote by proxy?

If you are a stockholder of record and do not mark your voting instructions on your proxy card, your shares will be voted:

-	FOR the election of the three nominees for Class II Director;

-	FOR the approval the Amended and Restated Plan;

-	FOR the approval of the compensation of our named executive officers;

-	FOR the proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for 2013; and

-	according to the best judgment of Gary G. Rich and Jon-Al Duplantier on any other business that properly comes before the Annual Meeting.

If you hold your shares through a bank or brokerage account, and you do not instruct your broker how to vote prior to the Annual Meeting in accordance with the broker’s instructions or by the deadlines provided by your broker, your shares will not be voted on any matter other than the ratification of the appointment of the Company’s independent registered public accounting firm for 2013. A broker non-vote occurs when a broker submits a proxy with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Your broker will not have discretion to vote on non-routine matters absent direction from you, including the election of directors, the approval of the Amended and Restated Plan, and the non-binding advisory vote on executive compensation.

What is the deadline for voting my shares?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting.

If you are a beneficial owner of shares held through a broker, trustee or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” each of the nominees for Class II Director, “FOR” the approval of the Amended and Restated Plan, “FOR” approval of the compensation of our named executive officers, and “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year 2013.

Can I change my vote?

If you are a stockholder of record, you can revoke your proxy and change your vote at any time before the proxy is exercised by:

-	timely delivery of written notice to the Secretary of the Company at the Company’s principal executive offices at 5 Greenway Plaza, Suite 100, Houston, Texas 77046;

-	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

-	voting by ballot at the Annual Meeting.

For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker, trustee, nominee or other record holder; or, if you have obtained a legal proxy from your broker, trustee, or nominee giving you the right to vote your shares, you can change your vote by attending the Annual Meeting and voting in person.

What happens if additional matters are presented at the Annual Meeting?

Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant your proxy, the persons named as proxy holders, Gary Rich and Jon-Al Duplantier, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for Class II Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board. We know of no reason why any of the nominees will be unavailable or unable to serve.

The chairman of the annual meeting may refuse to allow the transaction of any business with respect to which advance notice was not provided in accordance with the Company’s By-Laws as set forth under “Stockholder Proposals” on page 9 of this Proxy Statement, or to acknowledge the nomination of any person other than as provided under “Nomination of Director Candidates” on page 9 of this Proxy Statement.

What constitutes a quorum?

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to approve each of the proposals?

A plurality of the votes cast is required for the election of directors. This means that the director nominee receiving the highest number of votes cast for a particular position on the Board is elected for that position. Abstentions, withheld votes and broker non-votes will have no effect on the election of directors. Cumulative voting is not permitted.

The affirmative vote of a majority of the shares of Common Stock casting a vote on the proposal is required to approve the Amended and Restated Plan; provided that votes representing more than 50% of our outstanding shares of Common Stock are cast on the proposal.

The affirmative vote of the holders of a majority of the shares of Common Stock casting a vote on the proposal is required to approve, on an advisory basis, the compensation of our named executive officers although such vote will not be binding on us.

The affirmative vote of a majority of the shares of Common Stock casting a vote on the proposal is required to ratify the appointment of KPMG as the independent registered public accounting firm for the Company for 2013.

You may vote “for” or “against” approval of the Amended and Restated Plan, approval of the compensation of our executive officers and the ratification of the appointment of KPMG as our independent registered public accounting firm for 2013, or “abstain” from voting. Abstentions will not be counted in tabulating the number of votes cast on proposals submitted to stockholders and, therefore, will have no effect on the outcome of the votes. If you hold your shares in a brokerage or other street name account, your broker will not vote your shares for Proposals 1, 2 or 3 without your instruction.

Where can I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting. We will also publish these results in a Current Report on Form 8-K which will be filed with the SEC. A copy of the report will be available in the Investor Relations section of our website at www.parkerdrilling.com and through the SEC’s electronic data system at www.sec.gov. You can obtain a paper copy by contacting our Investor Relations Department at (281) 406-2030 or the SEC at (202) 942-8090 for the location of the nearest public reference room.

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact:

Wells Fargo Bank, N.A.

Shareowner Services

P. O. Box 64854

St. Paul, MN 55164-0854

Toll free: (800) 468-9716

Phone: (651) 450-4064

What should I do if I receive more than one set of voting materials?

You may receive more than one E-Proxy Notice, more than one e-mail or more than one paper copy of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate E-Proxy Notice, a separate e-mail or separate proxy card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one E-Proxy Notice, more than one e-mail and more than one proxy card. To vote all your shares by proxy, you must complete, sign, date and return each proxy card that you receive and vote over the Internet the shares represented by each E-Proxy Notice and e-mail that you receive (unless you have requested and received a proxy card for the shares represented by one or more of those E-Proxy Notices or e-mails). If you would like to combine various accounts of your household into one for purposes of proxy solicitation and voting, please contact our stock transfer agent at (800) 468-9716 and instruct the shareowner services representative to do so.

How may I obtain a separate set of voting materials?

If you share an address with another stockholder, only one set of proxy materials (including our 2012 Annual Report and Proxy Statement) is being delivered to this address, unless you have provided contrary instructions to us. If you wish to receive a separate set of proxy materials now or in the future, you may write or call to request a separate copy of these materials from our transfer agent at:

Wells Fargo Bank, N.A.

Shareowner Services

P. O. Box 64854

St. Paul, MN 55164-0854

Toll free: (800) 468-9716

Phone: (651) 450-4064

Who will bear the cost of soliciting votes for the Annual Meeting?

The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the E-Proxy Notices and these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of the E-Proxy Notices and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have also hired Broadridge

(“Broadridge”) to assist us in the distribution of proxy materials described above. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for the costs of forwarding proxy and solicitation materials to stockholders.

How can I get a list of stockholders?

The names of stockholders of record entitled to vote will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, between the hours of 8:00 a.m. and 4:30 p.m., Central Daylight Time, at our principal executive offices at 5 Greenway Plaza, Suite 100, Houston, Texas, 77046, by contacting the Secretary of the Company.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate  individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in the Proxy Statement for the annual meeting next year, the written proposal must be received by the Secretary of Parker at our principal executive offices at 5 Greenway Plaza, Suite 100, Houston, Texas 77046 no later than Wednesday, November 27, 2013.

For a stockholder proposal that is not intended to be included in Parker’s Proxy Statement, the stockholder must provide the information required by our By-laws and give timely notice to our Secretary, which, in general, requires that the notice be received by the Secretary of the Company no less than 90 days and no more than 120 days in advance of next year’s annual meeting. If less than 100 days notice or prior public disclosure of the date of next year’s annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of next year’s annual meeting is mailed or such public disclosure is made.

Nomination of Director Candidates: You may propose director candidates for consideration by the Corporate Governance Committee by submitting the candidate’s name and other relevant information to the Presiding Director of the Company’s Board at the principal executive offices set forth above. In order to allow time for review of the candidates’ credentials, please submit candidates to the Presiding Director by December 31, 2013. Our procedure for selection of director candidates is described below under “Selection of Nominees as Director Candidates.”

In addition, the By-laws of Parker permit stockholders to nominate directors for election at the Annual Meeting. To nominate a director, the stockholder must deliver the information required by the By-laws of Parker and by Regulation 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, the stockholder must give notice to the Secretary of Parker no less than 90 days and no more than 120 days in advance of next year’s annual meeting. If less than 100 days notice or prior public disclosure of the date of next year’s annual meeting is given or made to stockholders, a nomination by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of next year’s annual meeting is mailed or such public disclosure is made.

How may I obtain the Company’s 2012 Annual Report on Form 10-K?

A copy of our 2012 Annual Report on Form 10-K is enclosed. It is part of our Annual Report to Stockholders.

Stockholders may request another free copy of the 2012 Annual Report on Form 10-K from our executive office address, or it may be accessed on our website at www.parkerdrilling.com.

Where can I find more information about Parker?

The Company maintains a corporate website at www.parkerdrilling.com, and stockholders can find additional information about the Company on the Investor Relations section of the website. Visitors to the Investor Relations portion of the website can view and print copies of the Company’s SEC filings, including Forms 10-K, 10-Q and 8-K as soon as reasonably practicable after those filings are made with the SEC. Copies of the charters for each of the Audit Committee, the Compensation Committee and the Corporate Governance Committee and Parker’s Code of Conduct and the Company’s Corporate Governance Principles are all available through the website. Alternatively, stockholders may obtain, without charge, copies of all of these documents by writing to the Secretary of the Company at 5 Greenway Plaza, Suite 100, Houston, Texas 77046. Please note that the information contained on Parker’s website is not incorporated by reference or considered to be a part of this Proxy Statement.

How can I get a copy of By-Laws provisions?

You may contact the Company’s Corporate Secretary at our principal executive offices for a copy of the relevant By-laws provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our By-laws are also available on our website at www.parkerdrilling.com in the “About Us” section under “Governance.”

GOVERNANCE OUR THE COMPANY

Corporate Governance Principles

The Board has adopted the Company’s Corporate Governance Principles, which comply with the requirements of the corporate governance listing standards of the New York Stock Exchange (“NYSE”). From time to time we may revise our Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of stockholders. Our Corporate Governance Principles are published on our website at www.parkerdrilling.com in the “About Us” section under “Governance.”

Board Leadership Structure

Our By-laws currently give the board of directors the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be combined or separate. The Board believes that its leadership structure is a meaningful part of the Company’s succession planning process. Since October 2012, Mr. Gary G. Rich has served as Chief Executive Officer. Mr. Robert L. Parker, Jr., who acted as both Executive Chairman and interim Chief Executive Officer prior to Mr. Rich’s employment, is continuing in his role as our Executive Chairman as his significant historical Company knowledge and strategic experience made him well suited to serve as a link between the Board and management. In keeping with our Governance Principles, we have also established the position of Presiding Director, a position held by a non-employee director, whose responsibilities include (i) acting as the principal liaison between the non-employee directors and the Chief Executive Officer, (ii) coordinating the activities of the non-employee directors and the independent directors when acting as a group and (iii) receiving and addressing communications from interested parties contacting the non-employee directors. During 2012, the non-employee directors met in executive sessions in conjunction with the regular Board meetings. Mr. Robert E. McKee III who has served as a director since 2005 and is currently the Presiding Director, is retiring from the Board effective as of the 2013 Annual Meeting, and therefore has not been nominated to stand for election. A new Presiding Director will be appointed at the Board of Director’s meeting in May, 2013.

Communications with the Board

Stockholders and other parties interested in communicating directly with the Presiding Director, with the non-employee directors as a group or with the Board, may do so by writing to the Presiding Director, Parker Drilling Company, 5 Greenway Plaza, Suite 100, Houston, Texas 77046, whose contact information is also provided on our website. The Board’s process for handling these communications is as follows:

•	The General Counsel is to review the correspondence.

•	The Presiding Director has directed the General Counsel to forward all correspondence that relates to human resource matters to the Human Resources department.

•	The Presiding Director has directed the General Counsel to forward all non-human resources correspondence to the Presiding Director.

•	The Presiding Director will determine whether or not such communication warrants consideration by a committee of the Board or by the entire Board.

•	When appropriate, the Presiding Director will respond to the communication on behalf of the non-employee directors or the Board.

•

Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Chief Compliance Officer, the Internal Audit department and/or the General Counsel in accordance with the Company’s “Whistleblower Policy” described below under “Procedure for Reporting Complaints Regarding Accounting Practices, Internal Accounting Controls and Audit Practices.” Such matters are investigated and reported to the Audit Committee, and the Audit Committee provides oversight to ensure that any remediation deemed appropriate is completed.

Selection of Nominees as Director Candidates

The Corporate Governance Committee is responsible for reviewing candidates and proposing candidates for director nominees each year. The Corporate Governance Committee Charter requires the Corporate Governance Committee to review the qualifications of any candidate who has been submitted for consideration as a director nominee and to advise the Board of its assessment. The Corporate Governance Principles and Corporate Governance Committee Charter do not provide any minimum qualifications, but do provide that the directors should consider independence, diversity (with diversity being construed broadly to include a variety of perspectives, opinions, experiences and backgrounds), age, skills and experience in the context of the needs of the Board in making its determination of an appropriate candidate. However, the Board does not have a policy with respect to the consideration of diversity in identifying director nominees.

The Corporate Governance Committee considers for Board membership candidates suggested by its committee members and other Board members, as well as the Company’s management and the stockholders. The Corporate Governance Committee has the authority to retain a third-party search firm to assist in the identification of qualified candidates. The Corporate Governance Committee will also consider whether to nominate any person submitted pursuant to the provisions of the Company’s By-laws described above relating to stockholder nomination. A stockholder who wishes to recommend a candidate to be considered as a director nominee at next year’s annual meeting should notify the Presiding Director in writing at: Presiding Director, Parker Drilling Company, 5 Greenway Plaza, Suite 100, Houston, Texas 77046, and include any supporting information that the stockholder deems appropriate by December 31, 2013, to enable the Corporate Governance Committee sufficient time to review the qualifications of candidates.

The procedure for evaluating candidates recommended by stockholders is identical to the procedure for evaluating candidates proposed by other directors, the Company’s management or by a search firm hired by the Corporate Governance Committee.

Director Independence Determination

In accordance with the NYSE Corporate Governance Listing Standards, the Board has conducted its annual review of director independence to determine, based upon an earlier review and analysis by the Corporate Governance Committee, whether or not any non-employee directors had any material relationships or had engaged in material transactions with the Company. The analysis was based on information obtained from the directors in response to a director questionnaire that each director is required to complete and sign each year, including disclosure of any transaction(s) with the Company in which the director, or any member of his or her immediate family, have a direct or indirect material interest and any transaction(s) between the Company and any other company of which a director is an employee, or has a family member who is an executive officer. Transactions reviewed by the Board included those reported under “Certain Relationships and Related Party Transactions” on page 22 of this Proxy Statement. The Board then made a determination regarding whether any identified transactions or relationships are addressed in the specific independence criteria of the NYSE Corporate Governance Listing Standards, and if so, whether the transactions identified exceeded the objective thresholds for independence. The Board further examined all other transactions and relationships to determine if such transaction(s), irrespective of their magnitude in terms of the objective criteria specified by the NYSE, would otherwise adversely affect the independence of any non-employee director who had engaged in any such transaction, individually or through a company with whom the director is employed, or had any relationship with the Company during 2012. As a result of this review, the Board affirmatively determined that all of the non-employee directors are independent under the NYSE Corporate Governance Listing Standards. Our independent directors are R. Rudolph Reinfrank, Roger B. Plank, Robert E. McKee III, George J. Donnelly, Robert W. Goldman, Gary R. King, Jonathan M. Clarkson and Richard D. Paterson.

Parker Policy on Business Ethics and Conduct

All of our Board members and employees, including our Executive Chairman, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, are required to abide by the Company’s Code of Conduct (the “Code of Conduct”) to ensure that our business is conducted in accordance with the requirements of law and the highest ethical standards. The Code of Conduct contains provisions on financial ethics consistent with the ethics requirements of the SEC that were instituted pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”) and the corporate governance listing standards of the NYSE.

The full text of the Code of Conduct is published on our website at www.parkerdrilling.com at “About Us” under the “Governance” section. In accordance with SEC rules, we will disclose on our website any future amendments to the Code of Conduct and any waivers of such code that affect directors and executive officers and senior financial personnel within four business days following such amendment or waiver.

Board’s Role in Risk Oversight

The Company has historically placed a high level of importance on addressing, pre-empting and managing those matters which may present a significant risk to the Company. The Board is updated regularly on tax and accounting matters, litigation status, governmental and corporate compliance regulations and programs, quality controls, safety performance, as well as operational and financial issues. The Board frequently discusses these matters in detail in order to adequately assess and determine the Company’s potential vulnerability and considers appropriate risk management strategies where necessary.

Procedure for Reporting Complaints Regarding Accounting Practices, Internal Accounting Controls and

Audit Practices

In accordance with the SEC regulations adopted pursuant to SOX, the Audit Committee has adopted a procedure for the receipt, retention and handling of complaints regarding accounting practices, internal accounting controls and auditing practices. This procedure has been integrated into the Company’s Whistleblower Policy, which allows the confidential and anonymous reporting of such matters, including other irregularities, via the Internet or the Company’s ethics helpline that has been established specifically for this purpose. Additionally, such complaints can be reported directly to the Chief Compliance Officer, the Internal Audit department and/or the General Counsel. The ethics helpline number, the Internet site address and the contact information for the Chief Compliance Officer and the General Counsel are provided on the Company’s website. The Whistleblower Policy provides that the complaints be reported to the Chief Compliance Officer, Director of Internal Audit and/or General Counsel for review and, if appropriate, they will be forwarded to the Audit Committee for further investigation and handling as the Audit Committee deems appropriate.

Director Education

Parker is committed to ensuring that its directors remain informed regarding best practices in corporate governance. Parker reimburses its directors for certain costs of continuing education related to their service as members of the Board.

Policy on Director Attendance at Annual Meeting

Board members are encouraged to be in attendance at all meetings including the Annual Meeting of Stockholders. All of our directors were in attendance at the 2012 Annual Meeting.

Board and Committee Membership

The business of the Company is managed under the oversight of the Board. The Board has regularly scheduled meetings and special meetings as necessary to effectively oversee the business of the Company. Each Board member is expected to attend each meeting unless circumstances make attendance impractical. In addition to meetings of the full Board, the non-employee directors have separate meetings among themselves from time to time and also have the opportunity to meet with officers and other key personnel and to review materials as requested by and/or provided to them in order to be properly informed as to the business affairs of the Company.

During 2012, the Board held ten meetings. Each of our directors attended at least 75 percent of the meetings of the Board and its committees on which they served during their tenure as a director and committee member during 2012.

The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee. In addition to our standing committees, the Board may establish special committees to consider various matters that arise outside the ordinary course of business. The Board sets fees for the members of such special committees as the Board deems appropriate in light of the amount of additional responsibility special committee membership may entail.

The following table provides 2012 membership and meeting information for each of the committees of the Board.

Name	Audit	Compensation	Corporate Governance
Mr. Reinfrank	—	X*	X**
Mr. McKee***	—	X	X*
Mr. King	X	—	—
Mr. Goldman	X	X	—
Mr. Gibson, Jr. (resigned effective 05/31/2012)	X	X	—
Mr. Plank	X*	X**	—
Mr. Donnelly	—	X	—
Mr. Clarkson	X		X
Mr. Paterson	X**	—	—
2012 Meetings	7	8	3

* Chair in 2012

** Chair as of January 1, 2013

*** Not standing for reelection

The Audit Committee

The Audit Committee is currently comprised of Mr. Richard D. Paterson, Chairman, and members: Messrs. Jonathan M. Clarkson, Robert W. Goldman, Gary R. King, and Roger B. Plank. The Board has reviewed the qualifications of the members of the Audit Committee and determined that, in addition to satisfying the NYSE independence standards, each member of the Audit Committee satisfies the independence requirements of the SEC, pursuant to Rule 10A-3 under the Exchange Act.

In addition, the Board has determined that each member of the Audit Committee is financially literate, and that each of Mr. Paterson, Chairman of the Audit Committee, Mr. Clarkson, and Mr. Plank is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee has four regularly scheduled meetings each year, and schedules additional meetings to review earnings releases and public filings and other matters as the Audit Committee deems appropriate. The Audit Committee also schedules periodic meetings to be held separately with management, the internal auditor, the independent registered public accounting firm and other officers as the committee deems necessary to properly perform its functions under its charter and applicable regulatory requirements.

The Audit Committee assists the Board with its monitoring of:

•	the integrity of (a) the process involved in the preparation of financial statements and (b) auditing of the financial statements of the Company;
•	the independent registered public accounting firm’s qualifications and independence;
•	the performance of the internal audit function and the independent registered public accounting firm; and
•	the Company’s compliance with legal and regulatory requirements.

Other specific responsibilities of the Audit Committee are set forth below under the heading “Audit Committee Report” and in its charter, a copy of which is available on our website at www.parkerdrilling.com.

The Compensation Committee

The Compensation Committee is currently comprised of five members of the Board: Mr. Roger B. Plank, Chairman, and members: Messrs. George J. Donnelly, Robert E. McKee III, Robert W. Goldman, and R. Rudolf Reinfrank. Each member of the Compensation Committee is independent in accordance with the NYSE Corporate Governance Listing Standards and is also a “non-employee director” as defined by Rule 16b-3 under the Exchange Act and an “outside director” as defined by Section 162(m) of the Internal Revenue Code (the “Code”). Mr. Robert E. McKee III is not standing for reelection at the Annual Meeting.

The Compensation Committee: (i) discharges the responsibilities of the Board relating to (a) overall oversight of the Company’s compensation and benefits policy and (b) compensation of the Company’s Chief Executive Officer and other executive officers, (ii) reviews and discusses with our management the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s annual Proxy Statement and determines whether to recommend to the Board that the CD&A be included in the annual Proxy Statement and (iii) provides the Compensation Committee Report for inclusion in our annual Proxy Statement. Other specific responsibilities of the Compensation Committee are set forth in its charter, a copy of which is available on our website at www.parkerdrilling.com.

The charter of the Compensation Committee grants the Compensation Committee the authority to retain and terminate its own independent compensation consultant and to obtain advice and assistance from internal or external legal, accounting or other advisors. The Company provides appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisers retained by the Compensation Committee. During 2012, the Compensation Committee retained Pearl Meyer & Partners (“PM&P”) as its consultant and independent advisor.

In 2012, the Compensation Committee held eight meetings either in person or by telephone. Certain of these meetings were attended in part by one or more members of the management team and one or more representatives of PM&P, in order to obtain information from management and PM&P that was relevant to the compensation matters that the Compensation Committee was considering. During certain of these meetings the Compensation Committee also met in executive session.

The Corporate Governance Committee

The Corporate Governance Committee is currently comprised of three members of the Board: Mr. R. Rudolf Reinfrank, Chairman, and members: Messrs. Jonathan M. Clarkson and Mr. Robert E. McKee III, each of whom meet the independence requirements of the NYSE. Mr. Robert E. McKee III is not standing for reelection at the Annual Meeting.

The Corporate Governance Committee assists the Board in (i) identifying individuals qualified to become Board members; (ii) recommending to the Board the director nominees to stand for election at the annual meeting of stockholders and to fill vacancies on the Board; (iii) developing and implementing the Corporate Governance Principles applicable to the Company; (iv) making recommendations to the Board with respect to non-employee director compensation; (v) conducting its annual review of the Board’s performance; (vi) recommending to the Board directors to serve on Board committees; and (vii) recommending to the Board a director to serve as Presiding Director.

The Corporate Governance Committee recommends the form and amount of compensation for non-employee directors, and the Board makes the final determination. In considering and recommending the compensation of non-employee directors, the Corporate Governance Committee considers such factors as it deems appropriate, including historical compensation information and the level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications. In the past, the Corporate Governance Committee has retained PM&P to provide market information on non-employee director compensation, including annual Board and committee retainers, Board and committee meeting fees, committee chairperson fees, stock-based compensation and benefits. PM&P also compares and analyzes the current compensation of our non-employee directors with market data and presents the findings to the Corporate Governance Committee.

Other specific responsibilities of the Corporate Governance Committee are set forth in its charter, a copy of which is available on our website at www.parkerdrilling.com.

OUR BOARD OF DIRECTORS

In assessing the quality and effectiveness of our Board, the Corporate Governance Committee considers the composition of the Board as a whole, as well as the experience, qualifications, attributes and skills brought to the Board by each director. As an initial matter, each director should have, among other attributes, personal and professional integrity and high ethical standards, good business judgment, an excellent reputation in the industry in which the nominee or director is or has been primarily employed and a sophisticated understanding of the business of the Company or important aspects of the business. We believe that each of our directors has these attributes. The members of the Board (including nominees) continuing in office, and their biographical information, are set forth below.

CONTINUING DIRECTORS (CLASS I) — WITH TERM OF OFFICE EXPIRING AT THE 2015 ANNUAL MEETING OF STOCKHOLDERS

R. RUDOLPH REINFRANK

DIRECTOR SINCE MARCH 1993

Mr. Reinfrank, age 57, has served since October 2009 as the Managing General Partner of Riverford Partners, LLC, a strategic advisory and investment firm based in Los Angeles, CA (“Riverford”). Riverford acts as an investor, board member and strategic advisor to growth companies and companies in transition. In 2000, Mr. Reinfrank co-founded and served as a Managing General Partner of Clarity Partners, L.P. until 2009. In 2006, he co-founded Clarity China, L.P. In 1997, he co-founded and served as a Managing General Partner of Rader Reinfrank & Co. until 2001. Mr. Reinfrank is a Director of Global Leveraged Capital, LLC. He meets the requirements of a Sarbanes-Oxley audit committee financial expert pursuant to Item 407(d)(5)(ii) of Regulation S-K and he is FINRA licensed for Series 7, 62 and Series 63. Mr. Reinfrank is also a Senior Advisor to Pall Mall Capital, Limited (London) and Transnational Capital Corporation. As a founder and managing general partner of a private equity firm, Mr. Reinfrank brings valuable investment and financing expertise to the Company. In addition, as a strategic advisor to a wide range of companies, Mr. Reinfrank’s diverse and extensive business experiences provide an important and unique perspective to our Board.

ROBERT W. GOLDMAN

DIRECTOR SINCE OCTOBER 2005

Mr. Goldman, age 70, was appointed to the Board of Directors in October 2005. He retired from Conoco Inc. in 2002 after 14 years of service, most recently as Senior Vice President - Finance and Chief Financial Officer. Prior to that time, he was employed for 23 years by E. I. du Pont de Nemours & Co. in a variety of domestic and international finance and operating assignments. Since 2002, he has been self-employed as a financial consultant. From 2003 through 2008, Mr. Goldman served as the elected Vice President-Finance of the World Petroleum Council. He is a member of the Financial Executives Institute and a member of the Advisory Board of Global Infrastructure Partners, a private equity fund investing in the global energy, transportation and water infrastructure sectors. He serves on the Board of Directors of El Paso Corporation, The Babcock & Wilcox Company Inc. and Tesoro Corporation, as well as the Board of Trustees of Kenyon College, Gambier, Ohio. From 2005 until 2010, he also served on the Board of Directors of McDermott International, Inc. The Board believes Mr. Goldman brings extensive knowledge of the energy industry, international operations, financial risk management and an understanding of capital markets. As a director of several public energy companies, Mr. Goldman also brings experience serving as a director on public company boards, which gives him valuable insights into corporate governance and a wide range of issues that public companies face. Also, as a former chief financial officer of a large, publicly-traded company, Mr. Goldman brings significant financial expertise and experience in preparation and review of financial statements and disclosure documents.

RICHARD D. PATERSON

DIRECTOR SINCE MARCH 2012

Mr. Paterson, age 62, retired from PricewaterhouseCoopers LLP (PwC), an international network of auditors, tax and business consultants, in June 2011 after 37 years of service. Most recently, he served as PwC’s Global Leader of its Consumer, Industrial Products and Services Practices (comprising the

Automotive, Consumer and Retail, Energy Utilities and Mining, Industrial Products, Pharmaceutical and Health Industries Sectors) and also the Managing Partner of the Houston Office and U.S. Energy Practice. From 2001 to 2010, Mr. Paterson was PwC’s Global Leader of its Energy, Utilities and Mining Practice and also was responsible for the audits of ExxonMobil Corporation from 2002 to 2006. From 1997 to 2001, Mr. Paterson lived in Moscow, Russia, and led PwC’s Energy Practice for Europe, Middle East and Asia and also was responsible for the audits of OAO Gazprom for those years. Prior to 1997, Mr. Paterson was responsible for the audits of numerous PwC clients, principally in the Energy Sector. He began his career with PwC in Battle Creek, Michigan in 1974, served in 7 PwC offices, including 4 years in the National Office in New York, and was admitted as a partner of PwC in 1987. He has been a frequent speaker at the World Energy Congress and World Petroleum Congress. Mr. Paterson is a member of the National Association of Corporate Directors and serves on the board, and is the chairman of the Audit Committee, of Zaff Capital LLC, a private equity fund investing in emerging markets with a focus on the energy, infrastructure and real estate sectors. Mr. Paterson is a past board member of the U.S./Russia Business Council and the U.S Energy Association. He meets the requirements of a Sarbanes-Oxley audit committee financial expert pursuant to Item 407(d)(5)(ii) of Regulation S-K. The Board believes Mr. Paterson brings extensive knowledge of the energy industry and energy value chain, and the risks faced by companies operating in the energy industry. In addition, as a long-time audit partner of PwC with significant international experience, he has deep expertise with capital markets, governance and with the preparation and review of financial statements and disclosure documents.

NOMINEES FOR DIRECTOR (CLASS II) — WITH TERM OF OFFICE EXPIRING AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS

GEORGE J. DONNELLY

DIRECTOR SINCE OCTOBER 2005

Mr. Donnelly, age 74, was appointed to the Board of Directors in October 2005. He is a Managing Partner of Lilo Ventures, a venture capital firm, having held this position since 2001. He also serves on the Board of Directors and as Chairman of Global Suppliers, a minority-owned private company that provides equipment to the petroleum and chemical industry. He served as President and Chief Executive Officer of the Houston Hispanic Chamber of Commerce during 2005 and 2006 and as President of the San Jacinto Museum of History from 2000 to 2002. Between 1988 and 2000, Mr. Donnelly served as Vice President of Russell Reynolds Associates and as Vice Chairman of Spencer Stuart Associates, both executive search firms. He began his career at Texaco Inc. in 1962 and served in various roles at Texaco Inc. and Gulf Oil Company until 1998, including Vice President of the Worldwide Energy and Minerals Division, Vice President of the Latin American division and head of the Washington, D.C. office. Mr. Donnelly serves on the Board of Directors of the Greater Houston Partnership (World Trade), the Center for Houston’s Future, United Way of Greater Houston, KIPP Charter Schools, the Health Museum of Houston, the San Jacinto Monument and Museum and the Institute of International Education. The Board believes that Mr. Donnelly’s experiences as a former executive in the oil and gas industry gives him significant knowledge of and insight into that industry and his experience conducting business in Latin America gives him an understanding of business and cultural practices in that region of the world. In addition, as a former executive in the executive leadership services industry Mr. Donnelly has significant expertise in succession planning and executive and board candidate recruitment that gives the Board unique insight into such issues.

GARY R. KING

DIRECTOR SINCE SEPTEMBER 2008

Mr. King, age 54, was appointed to the Board of Directors in September 2008. He is the Chief Executive Officer of Dutco Natural Resources Investments Limited (DNR), a strategic investment firm focused on the resources sections, including oil and gas, mining, metals and renewable, a role he assumed in April 2012. DNR is a subsidiary of the Dutco Group of companies, a multi-faceted conglomerate with operations in diverse fields from heavy civil engineering to five-star world class hospitality. Mr. King also serves as a Founder and Managing Partner of The Matrix Partnership, a strategic advisory firm based in Dubai, UAE. From June, 2011 to December, 2011, he was President of Natural Resources and Commodities at First Capital Switzerland Investment Bank in Dubai, UAE. From September 2008 through

February 2009, Mr. King held the position as the founding Chief Executive Officer of Dubai Natural Resources World. Previously, he served as the first Chief Executive Officer of the Dubai Mercantile Exchange from 2005 until 2009. From 2001 to 2005, Mr. King served as Senior Vice President in the infrastructure funds and treasury and commodities groups in Macquarie Bank Ltd./Abu Dhabi Commercial Bank, Managing Director at Matrix Commodities DMCC and Regional Head - Energy Group and Specialized Funds Group in Dubai at Standard Bank London Ltd. From 1997 to 2001, he served in senior management roles at Emirates National Oil Company, Dragon Oil PLC and TransCanada International Petroleum. From 1994 to 1997, he served as Vice President — Commodities Trading Group for Morgan Stanley (Singapore). From 1983 to 1994, he served in a variety of roles within exploration and production and oil trading and supply at Neste Oy (national oil and energy company of Finland), after beginning his career as an exploration geologist in 1980. Mr. King is also a member of the Board of Directors of Kulczyk Oil Ventures and WHL Energy Ltd, and a member of TRACE International and the National Association of Corporate Directors. The Board selected Mr. King to serve as a director because it believes, as a former executive of several energy-related businesses in the Middle East, Mr. King brings significant international experience to the Company, with special emphasis in that region of the world. The Board also believes, that as a former executive in a financial institution and other financial and commodities businesses, Mr. King brings important financial expertise that benefits the Board in addressing issues related to finance.

JONATHAN M. CLARKSON

DIRECTOR SINCE MARCH 2012

Mr. Clarkson, age 63, was appointed to the Board of Directors in March 2012. Since May 2012, Mr. Clarkson has been a consultant to and Chief Financial Officer for Matrix Oil Corporation. Matrix is a privately held company active in oil and gas exploration and production. Mr. Clarkson retired in December 2011 from the Houston Region of Texas Capital Bank, a subsidiary of Texas Capital Bancshares, Inc., where he served as President, Chief Executive Officer and Chairman from 2003 until 2011. From 1999 to 2002, he served as President and Chief Financial Officer for Bargo Energy Company and its successor company Mission Resources Corporation. From 1987 to 1999, Mr. Clarkson served as Executive Vice President and Chief Financial Officer for Ocean Energy Corporation and its predecessor company, United Meridian Corporation. Prior to 1987, Mr. Clarkson held several senior management positions at InterFirst Corporation and its subsidiary First National Bank in Dallas, TX. Mr. Clarkson currently serves on the board of Memorial Production Partners GP LLC, the general partner of Memorial Production Partners LP, a domestic energy firm focused on the acquisition and exploitation of domestic oil and gas properties. From 2006 to 2009, Mr. Clarkson served on the board of Edge Petroleum Corporation where he was Chairman of the Audit Committee and a member of the Compensation Committee. Since 2010, Mr. Clarkson has served on the advisory board of Rivington Capital Advisors, LLC, an investment banking firm specializing in private capital and mergers and acquisition transactions for the small and mid-cap energy sectors. As a former chief financial executive of public companies, the Board believes Mr. Clarkson brings significant financial expertise, including an understanding of financial risk management, and experience in preparation and review of financial statements and disclosure documents. The Board also believes, that as a director of multiple public companies, Mr. Clarkson brings valuable insights into a wide range of challenges that public companies face.

CONTINUING DIRECTORS (CLASS III) — WITH TERM OF OFFICE EXPIRING AT THE 2014 ANNUAL MEETING OF STOCKHOLDERS

ROBERT L. PARKER, JR.

DIRECTOR SINCE SEPTEMBER 1973

Mr. Parker Jr., age 64, is the Executive Chairman of the Board of Directors of the Company, and stepped down from his role as the interim President and Chief Executive Officer of the Company in October 2012 upon Mr. Rich’s appointment to the office of President and Chief Executive Officer. Having joined the Company in 1973, he served as Chief Executive Officer from 1991 to 2009, and was appointed Chairman of the Board of Directors in 2006. He previously was elected Vice President in 1973, Executive Vice President in 1976 and President and Chief Operating Officer in 1977. Mr. Parker is on the Board of

Directors of the University of Texas Development Board, the University of Texas Health Science Center (Houston) Development Board, the International Association of Drilling Contractors, the American Petroleum Institute and the Greater Houston Partnership. As former Chief Executive Officer of the Company, Mr. Parker is well suited to serve as a link between the Board and the Company’s management. Mr. Parker brings significant experience in the oil and gas service industry through his more than 35 years with the Company, and his membership in the International Association of Drilling Contractors.

ROGER B. PLANK

DIRECTOR SINCE MAY 2004

Mr. Plank, age 56, was appointed to the Board of Directors in May 2004. He has served as President and Chief Corporate Officer of Apache Corporation since February 2011, having served as President since 2009. He previously served as Executive Vice President and Chief Financial Officer since 2000 and Vice President and Chief Financial Officer since 1997. Mr. Plank previously served as Vice President of Planning and Corporate Development, Vice President of Corporate Communications and Vice President of External Affairs for Apache. He is also Chairman of Houston’s Alley Theatre. The Board believes that, as an executive of a public oil and gas exploration and production company, Mr. Plank brings tremendous oil and gas industry experience to the Company. The Board also believes that, as a former financial officer of a public company, Mr. Plank’s significant financial expertise and experience in preparation and review of financial statements and disclosure documents is valuable in the preparation of the Company’s public disclosure documents. In addition, as a former corporate communications officer of a public company, Mr. Plank possesses experience which provides the Board with helpful insights into internal and external stakeholder communication issues.

GARY G. RICH

DIRECTOR SINCE OCTOBER 2012

Mr. Rich, age 54, is the President and Chief Executive Officer of the Company and was appointed to the Board of Directors, effective October 1, 2012. An industry veteran with over 30 years of global technical, commercial and operations experience, Mr. Rich comes to the Company after a 25 year career with Baker Hughes Incorporated. Most recently, he served as Vice President of Global Sales for Baker Hughes, and prior to this role, he served as president of that company’s European operations. Previously, Mr. Rich was president of Hughes Christensen Company (HCC), a division of Baker Hughes primarily focused on the production and distribution of drilling bits for the petroleum industry. Mr. Rich holds a B.S. in Accounting from Brigham Young University and an M.S. in Science and Technology Commercialization from the University of Texas. As Chief Executive Officer of the Company, Mr. Rich is well suited to serve as a link between the Board and the Company’s management. Additionally, the Board believes it benefits greatly from his significant experience in the oil and gas service industry gained during the course of his 30 year career.

DIRECTOR COMPENSATION

Fees and Benefit Plans for Non-Employee Directors

Annual Cash Retainer Fees. In 2012, non-employee directors of the Company received an annual cash retainer fee of $30,000. The full annual retainer fee is paid to all current directors as of the date of each annual meeting. Directors who are appointed during the period in between annual meetings receive a pro-rated fee for the remainder of the period until the next annual meeting, but directors who leave the Board prior to serving the entire period between annual meetings do not forfeit any of the annual retainer previously received.

Meeting Fees. In 2012, non-employee directors of the Company were paid a fee of $2,500 for each Board meeting and $2,500 for each committee meeting. Meeting fees are paid for each meeting attended in person or in which the director participates by telephone. These meeting fees were paid following each meeting.

Committee Chair Fees. In 2012, each of the chairs of the Audit, Compensation and Corporate Governance Committees received an additional fee of $12,000 for his service as a committee chair.

Presiding Director Fees. Mr. McKee received an additional fee of $12,000 for his service as the Presiding Director in 2012.

Equity Grants. Non-employee directors of the Company are eligible to participate in the Company’s Long-Term Incentive Plan, which allows for the grant of stock options and restricted stock grants. In March of 2012, after review of a report from PM&P and considering other factors that the Corporate Governance Committee deemed relevant, the Corporate Governance Committee recommended and the Board agreed to award to each of the non-employee directors 16,340 shares of restricted stock, all of which vested on the one-year anniversary date of the award. Upon appointment, new non-employee directors joining the Board are entitled to receive an initial equity grant valued at $30,000. Two such grants were made in 2012 to Messrs. Paterson and Clarkson.

2012 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
R. Rudolph Reinfrank	117,000	104,413	221,413
John W. Gibson Jr. (2)	40,000	0	40,000
Roger B. Plank	112,000	104,413	216,413
Robert E. McKee	126,500	104,413	230,913
George J. Donnelly	85,000	104,413	189,413
Robert W. Goldman	100,000	104,413	204,413
Gary R. King	77,500	104,413	181,913
Jonathan M. Clarkson (3)	70,000	135,736	205,736
Richard D. Paterson (3)	67,500	135,736	203,236

Totals	795,500	897,948	1,693,448

(1)

Reported amounts reflect the fair value of the awards as of the grant date in accordance with FASB ASC Topic 718. As of December 31, 2012, each of our non-employee directors had 16,340 restricted stock units, and Messrs. Clarkson and Paterson each had an additional 4,902 restricted stock units, awarded upon the date they became members of the Board.

(2)	Mr. Gibson resigned from the Board effective May 31, 2012, and his outstanding restricted stock units were forfeited in accordance with the terms and conditions of the award agreement.
(3)	Mr. Clarkson and Mr. Paterson joined the Board on March 1, 2012.

Board members are reimbursed for their travel expenses incurred in connection with attendance at Board and committee meetings and for Board education programs. These amounts are not included in the table above. Employee directors do not receive any compensation for their participation on the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Corporate Governance Committee, or its designee, is charged by its charter with reviewing and approving any transactions between the Company and current or former officers or directors and other parties defined as being “related parties” pursuant to the Related Party Transaction Policy of the Company. See “Related Party Transaction Policy” below.

Related Party Transaction Policy

Our Related Party Transaction Policy requires the prior approval by the Corporate Governance Committee of any transaction between the Company and any Related Party. For the purposes of the policy, a Related Party is (i) any senior officer (which shall include, at a minimum, each vice president and officer required to disclose transactions in the Company’s equity securities under Section 16 of the Exchange Act) or director of the Company, (ii) a stockholder owning in excess of five percent of the Company (or its controlled affiliates), (iii) a person who is an immediate family member of a senior officer or director or (iv) an entity which is owned or controlled by a person or entity listed in (i), (ii) or (iii) above, or an entity in which a person or entity listed in (i), (ii) or (iii) above has a substantial ownership interest or control. A Related Party Transaction under the policy is any transaction between the Company and any Related Party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act), other than (i) transactions available to all employees generally; and (ii) transactions involving less than $5,000 when aggregated with all similar transactions.

Generally, the Corporate Governance Committee reviews Related Party Transactions at its first annual committee meeting, but the committee has special procedures to approve time sensitive Related Party Transactions that arise throughout the year. For example, the Chairman of the Corporate Governance Committee has the authority to unilaterally approve Related Party Transactions that do not exceed $20,000. Management is responsible for informing the Corporate Governance Committee throughout the year of any material changes to approved Related Party Transactions.

Other Transactions

During 2012, Mr. Plank, one of our directors, served as President and Chief Corporate Officer of Apache Corporation. During 2012, affiliates of Apache paid affiliates of the Company a total of $30.8 million for the performance of drilling services and the provision of rental tools.

The Corporate Governance Committee reviewed the business between the Company and Apache and determined that it is not material to Apache and does not present a conflict of interest or otherwise impair the independence of Mr. Plank or his ability to render independent judgment under the Corporate Governance Listing Standards of the NYSE. This determination was reported to the Board.

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

Except as noted otherwise, the following table sets forth information concerning beneficial ownership of the Company’s Common Stock as of March 15, 2013, based on 118,770,712 shares issued and outstanding on such date, by (a) all persons known by the Company to be beneficial owners of more than five percent (5%) of such stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table and (d) all directors and the executive officers as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares. The address for each officer and director is in care of Parker Drilling Company, 5 Greenway Plaza, Suite 100, Houston, Texas 77046.

AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

	SHARES OWNED	PERCENT OF OUTSTANDING
NAME	(#) (1)	SHARES

Dimensional Fund Advisors, LP (2)	9,093,744	7.66
Blackrock, Inc. (3)	8,472,749	7.13
The Vanguard Group (4)	6,688,563	5.63
Robert L. Parker, Jr.	1,488,064	1.25
R. Rudolph Reinfrank	93,138	*
Richard D. Paterson	—	*
Jonathan M. Clarkson	—	*
Robert W. Goldman	83,138	*
George J. Donnelly	67,638	*
Gary R. King	40,352	*
Robert E. McKee, III	93,138	*
Roger B. Plank	203,138	*
Gary G. Rich	846	*
W. Kirk Brassfield	388,929	*
Jon-Al Duplantier	136,239	*
Philip Agnew	41,274	*
David W. Farmer	34,496	*
David C. Mannon	708,084	*

Directors and executive officers as a group (16 persons)	2,864,581	2.41

*	Less than 1%
(1)

Includes shares for which the person has sole voting and investment power, or has shared voting and investment power with his/her spouse. Also includes restricted stock held by directors and executive officers over which they have voting power but not investment power. Includes options exercisable on March 15, 2013 or within 60 days thereof (of which there are currently none), and excludes options not exercisable within 60 days of March 15, 2013.

(2)

Based on information obtained from Schedule 13G/A filed by Dimensional Fund Advisors, L.P. with the SEC on February 11, 2013. Dimensional Fund Advisors, L.P. is located at Palisades West, 6300 Bee Cave Road, Austin, Texas 78746.

(3)	Based on information obtained from Schedule 13G/A filed by Blackrock, Inc. with the SEC on February 8, 2013. Blackrock, Inc. is located at 40 East 52nd Street, New York, NY 10022.
(4)

Based on information obtained from Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2013. The Vanguard Group reported sole voting power with respect to 191,763 shares and sole dispositive power with respect to 6,502,900 shares and shared dispositive power with respect to 185,663 shares. The Vanguard Group is located at 100 Vanguard Blvd., Malvern PA 19355.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10 percent of the Common Stock of the Company to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the NYSE, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal year 2012.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during and with respect to fiscal 2012, all of the Section 16(a) reports applicable to our officers, directors and greater-than-10-percent stockholders were timely filed.

PROPOSALS TO BE VOTED ON

PROPOSAL 1 — ELECTION OF DIRECTORS

The By-laws of the Company currently provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board. The Company currently has eight directors. However, Mr. Robert E. McKee III is not standing for reelection at the Annual Meeting and therefore, the Board will consist of seven members following his retirement from the Board.

Our directors serve staggered terms. This is accomplished as follows:

•	each director who is elected at an annual meeting of stockholders serves a three-year term;

•	the directors are divided into three classes;

•	each class contains approximately the same number of directors;

•	the term of each class begins on a staggered schedule.

In accordance with the recommendation of the Corporate Governance Committee, the Board has nominated Messrs. Donnelly, King and Clarkson for election as Class II directors at the Annual Meeting. Mr. Donnelly was initially appointed as a director by the Board in 2005, and currently serves as a member of the Compensation Committee. Mr. King was initially appointed as a director by the Board in 2008, and currently serves as a member of the Audit Committee. Mr. Clarkson was initially appointed as a director by the Board in 2012, and currently serves as a member of the Audit Committee and the Corporate Governance Committee.

The Corporate Governance Committee identified Mr. Clarkson as a potential director candidate based on the recommendations of non-employee directors. The Corporate Governance Committee reviewed Mr. Clarkson’s qualifications and arranged interviews between Mr. Clarkson and members of the committee, as well as select Company executives. Upon conclusion of the committee’s due diligence, the committee recommended to the Board election of Mr. Clarkson to the Board.

The persons named as proxies in the accompanying proxy, who have been designated by the Board, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Donnelly, King and Clarkson. Should any of these nominees become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person or persons as the Corporate Governance Committee may recommend and the Board may propose to replace such nominee. The Company knows of no reason why any of the nominees will be unavailable or unable to serve. Biographical information on these directors and our remaining directors can be found under “Our Board of Directors” beginning on page 16 of this Proxy Statement. Each of the nominees for Class II director this year currently is a director of the Company and has consented to serve a three-year term.

The Board of Directors recommends a vote FOR these nominees.

PROPOSAL 2 — PROPOSAL TO APPROVE THE PARKER DRILLING COMPANY 2010 LONG-TERM INCENTIVE PLAN AS AMENDED AND RESTATED (THE “AMENDED AND RESTATED PLAN”).

The Board has unanimously adopted a resolution to submit to a vote of the Company’s stockholders the adoption of the Amended and Restated Plan, as set forth in Appendix A to this Proxy Statement. Among other things, the Amended and Restated Plan will:

•	reserve 5,200,000 shares of Common Stock for issuance under the Amended and Restated Plan in addition to the 2,177,892 shares remaining available under the prior plan as of December 31, 2012;

•

provide that with respect to awards other than options and stock appreciation rights (SARs), shares tendered or withheld in payment of the Company’s tax withholding obligations will not reduce the number of shares available for awards under the Amended and Restated Plan;

•

provide that awards granted under the Amended and Restated Plan in substitution of an award held by individuals employed by an entity that is acquired by the Company or with which the Company combines will not count against the number of shares available for awards under the Amended and Restated Plan;

•	eliminate minimum vesting terms for awards under the Amended and Restated Plan;

•	add an annual cash value limit for awards to outside directors;

•	permit the award of dividend equivalents;

•	permit awards to prospective directors, provided such individual actually becomes a director of the Company;

•	permit awards to prospective employees, provided such individual actually becomes an employee of the Company;

•	provide for the automatic exercise of an option at the end of the option term if the spread is positive;

•	expand the terms and provisions regarding SARs and allow for both free-standing and tandem awards of SARs; and

•	revise the administrative provisions under the Amended and Restated Plan.

The Amended and Restated Plan’s purpose is to foster and promote the long-term financial success of the Company and to increase stockholder value by: (a) encouraging the commitment of employees and outside directors, (b) motivating superior performance of employees and outside directors by means of long-term, performance-related incentives, (c) encouraging and providing employees and outside directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company’s stockholders, (d) attracting and retaining employees and outside directors by providing competitive compensation opportunities, and (e) enabling employees and outside directors to share in the long-term growth and success of the Company.

The affirmative vote of a majority of the shares of Common Stock casting a vote on the question is required to approve the adoption of the Amended and Restated Plan; provided that votes representing more than 50% of our outstanding shares of Common Stock are cast on the proposal. If the proposal is not approved by the stockholders, the Company’s current 2010 Long-Term Incentive Plan (“2010 LTIP”) will continue in its present form.

The following table sets forth certain information about the 2010 LTIP as of December 31, 2012:

Number of shares authorized for future grant under the 2010 LTIP	5,800,000
Number of shares relating to outstanding stock options and SARs under the 2010 LTIP	0
Number of shares relating to unvested restricted stock, restricted stock units, performance-based awards and other forms of awards under the 2010 LTIP (1)	2,393,897
Weighted average remaining term of outstanding options and SARs	—
Weighted average exercise price of outstanding options and SARs	—

(1)	No such shares relate to outstanding performance-based awards at December 31, 2012.

The Board of Directors recommends a vote FOR the proposal to approve the adoption of the Amended and Restated Plan.

Description of the Amended and Restated Plan

The following is a summary of the principal features of the Amended and Restated Plan and its operation.

Administration. The Amended and Restated Plan is administered by the Compensation Committee of the Board (“Committee”), except for the awards to non-employee directors which will be reviewed and approved by the Board. Subject to the terms of the Amended and Restated Plan, the Committee has the power to select the employees who are eligible to receive awards under the Amended and Restated Plan, the type and amount of incentive awards to be awarded, and the terms and conditions of such awards. The Committee may delegate its authority under the Amended and Restated Plan to any member or committee of the Board. The Committee also has the authority to interpret the Amended and Restated Plan and establish, amend or waive rules necessary or appropriate for the administration of the Amended and Restated Plan.

Eligibility. Any employee of the Company or a subsidiary of the Company, or an individual who has agreed to become an employee of the Company or a subsidiary of the Company and who actually becomes an employee, or a director of the Company or an individual who has agreed to become a director of the Company and actually becomes a director of the Company, in either case, who, in the opinion of the Committee, is in a position to contribute to the growth, development or financial success of the Company is eligible to participate in the Amended and Restated Plan.

Shares Subject to the Amended and Restated Plan. The maximum number of shares of the Company’s Common Stock that may be delivered pursuant to awards granted under the Amended and Restated Plan after the date of the amendment and restatement is the aggregate of the 2,177,892 shares of Common Stock available under the 2010 LTIP as of December 31, 2012 plus 5,200,000 new shares of Common Stock. In addition, any shares of Common Stock subject to an award under the Amended and Restated Plan, or, after December 31, 2012, under the prior 2010 LTIP or the Company’s 2005 Long-Term Incentive Plan (collectively the “Prior Plans”), that are forfeited, settled for cash or expire may be used for awards under the Amended and Restated Plan. Generally, if withholding tax liabilities are satisfied by withholding shares from an award or if shares are tendered, the shares tendered or withheld shall again be available for award under the Amended and Restated Plan. However, (1) shares tendered or withheld from an option to pay the option price under the Amended and Restated Plan or, after December 31, 2012, an option under the Prior Plans, (2) shares tendered or withheld to satisfy withholding taxes for options or stock appreciation rights (“SARs”) under the Amended and Restated Plan or, after December 31, 2012, options or SARs under the Prior Plans, (3) shares not issued upon settlement of an SAR under the Amended and Restated Plan or, after December 31, 2012, a stock appreciation right under the Prior Plans, and (4) shares reacquired in the open market or otherwise with cash proceeds on the exercise of options under the Amended and Restated Plan or, after December 31, 2012, options under the Prior Plans shall not be added to the pool of shares available to be granted under the Amended and Restated Plan. Under the Amended and Restated Plan, the Company may issue authorized but unissued shares, treasury shares, or shares purchased by the Company on the open market or otherwise.

Under the Amended and Restated Plan, no employee participant may be granted, in any one-year period: options or SARs that are exercisable for more than 1,000,000 shares of Common Stock; stock awards covering more than 1,000,000 shares of Common Stock; or cash awards having a value greater than $10,000,000. Under the Amended and Restated Plan, the aggregate grant date fair market value of awards to any director in a calendar year may not exceed $500,000. A maximum of 5,200,000 shares of Common Stock available under the Amended and Restated Plan may be granted in the form of incentive stock options. The maximum number of shares deliverable pursuant to awards granted under the Amended and Restated Plan is subject to adjustment by the Committee in the event of certain dilutive changes in the number of outstanding shares.

If the Company acquires or combines with another entity, awards under the Amended and Restated Plan issued in substitution for awards issued by the entity that is acquired by the Company or with which the Company combines will not count against the maximum number of shares available for awards under the Amended and Restated Plan.

Transferability. Rights under any award may not be transferred except by will or the laws of descent and distribution or a qualified domestic relations order. However, the Committee may, in its discretion, authorize in the applicable award agreement, the transfer, without consideration, of all or a portion of an award by a participant in the Amended and Restated Plan to charities, family members, trusts and entities owned by the participant or his or her family members, or to other individuals approved by the Committee.

Amendment of the Amended and Restated Plan. The Board has the power and authority to terminate or amend the Amended and Restated Plan at any time, except that no amendment that may adversely affect the rights of a participant in any material way may be made without the consent of the participant, and no amendment may be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is required by applicable law.

Award Agreements and Term. All awards under the Amended and Restated Plan will be authorized by the Committee and evidenced by an award agreement detailing the type of incentive award granted, the vesting schedule, and other terms and conditions of exercisability. No stock options or SARs may be exercisable for more than ten years from the date of grant.

Stock Options. A grant of a stock option entitles a participant to purchase from the Company a specified number of shares of Common Stock at a specified price per share. In the discretion of the Committee, stock options may be granted as non-statutory stock options or incentive stock options, but incentive stock options may only be granted to employees of the Company or a subsidiary.

The exercise price per share of Common Stock which may be purchased under a stock option must not be less than the fair market value of the Company’s Common Stock on the date of grant. The exercise price for shares of Common Stock acquired on exercise of a stock option must be paid in cash; or, if approved by the Committee, delivery of shares of the Company’s Common Stock with a fair market value equal to the exercise price of the stock option, the withholding of shares that would otherwise be issuable upon exercise, participation in a broker-assisted “cashless exercise” arrangement, or payment of any other form of consideration acceptable to the Committee. However, the Committee is prohibited from taking the following actions without stockholder approval: (1) lowering the option price of an option after it is granted; (2) cancelling an option when the option price exceeds the fair market value of the underlying shares in exchange for cash or another Incentive Award; and (3) taking any other action with respect to an option that may be treated as repricing under the rules and regulations of the NYSE.

Stock Appreciation Rights (SARs). The grant of a SAR provides the holder with the right to receive a payment in shares of Common Stock equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over a SAR price specified in the applicable award agreement. The SAR price specified in an award agreement must not be less than the fair market value of the Company’s Common Stock on the date of the grant of the SAR. SARs may be awarded on a stand-alone basis, or in conjunction with any stock option or other type of award granted under the Amended and Restated Plan. However, the Committee is prohibited from taking the following actions without stockholder approval: (1) lowering the exercise price of a SAR after it is granted; (2) cancelling a SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another Incentive Award; and (3) taking any other action with respect to a SAR that may be treated as a repricing under the rules and regulations of the NYSE.

Restricted Stock. A grant of restricted stock is an award of shares of Common Stock subject to restrictions or limitations set forth in the Amended and Restated Plan and in the related award agreements. The award agreements for restricted stock will specify the time or times within which such award may be subject to forfeiture and any performance goals that must be met in order to remove any restrictions on the award. Except for limitations on transfer or limitations set forth in the applicable award agreement, holders of restricted stock shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon.

Restricted Stock Units. A grant of restricted stock units is an award of the right to receive a certain number of shares of Common Stock in the future, subject to restrictions or limitations contained in the Amended and Restated Plan and in the related award agreement. The award agreement for restricted stock units will specify the time or times within which such award may be subject to forfeiture and any performance goals that must be met in order to remove any restrictions on such award.

Other Awards. The Committee may grant to any participant other forms of awards payable in shares of the Company’s Common Stock or cash. The terms and conditions of such other form of award shall be specified within the applicable award agreement. Such other awards may be granted for no cash consideration, other than services already rendered, or for such other consideration as may be specified by the award agreement.

Performance-Based Awards. Awards may be granted under the Amended and Restated Plan that are subject to the achievement of pre-established performance goals during a specified performance period. Performance-based awards may be payable in stock or cash. The award agreement for a performance-based award will specify the performance period, the performance goals to be achieved during the performance period, and the maximum and minimum settlement values. Performance goals for awards designed to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) will relate to one or more of the following:

•	profits (including, but not limited to, profit growth, net operating profit or economic profit);

•	profit-related return ratios;

•	return measures (including, but not limited to, return on assets, capital, equity, investment or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments);

•	earnings (including but not limited to, total stockholder return, earnings per share or earnings before or after taxes);

•	net sales growth;

•	net earnings or income (before or after taxes, interest, depreciation and/or amortization);

•	gross, operating or net profit margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	turnover of assets, capital, or inventory;

•	expense targets;

•	margins;

•	measures of health, safety or environment;

•	operating efficiency;

•	customer service or satisfaction;

•	market share;

•	credit quality; and

•	working capital targets.

Federal Income Tax Consequences

The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences associated with the grant of awards under the Amended and Restated Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon the individual’s circumstances. Also, this information may not be applicable to employees of foreign subsidiaries or to participants who are not residents of the United States. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Amended and Restated Plan.

Non-statutory Stock Options. A participant receiving a non-statutory stock option that has been issued with an exercise price not less than the fair market value of the Company’s Common Stock on the grant date will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises a non-statutory stock option, the difference between the option price and any higher market value of the stock on the date of exercise will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by the Company. When a participant disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon whether the participant held the shares for more than one year following the exercise of the option. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon whether the participant held the shares for more than one year following the exercise of the option.

Incentive Stock Options. Incentive stock options granted under the Amended and Restated Plan are intended to meet the requirements of Section 422 of the Code for “incentive stock options.” A participant receiving a grant of incentive stock options will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises an incentive stock option while employed by the Company or its subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the participant at that time (and no deduction will be allowed to the Company) but the excess of the fair market value of the shares acquired by such exercise over the option price will be taken into account in determining the participant’s alternative minimum taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of until more than two years after the date of grant and one year after the date of transfer of the shares to the participant (“statutory holding periods”), the excess of the sale proceeds over the aggregate option price of such shares will be long-term capital gain, and the Company will not be entitled to any federal income tax deduction. Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a “Disqualifying Disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if sustained, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the Company or its subsidiary will be entitled to a federal tax deduction in a like amount), and the balance of the gain, if any, will be capital gain (short-term or long-term depending upon whether the participant held the shares for more than one year following the exercise of the option). To the extent that the aggregate fair market value of stock (determined on the date of grant) with respect to which incentive options become exercisable for the first time during any calendar year exceeds $100,000, such excess options will be treated as non-statutory options.

Payment Using Shares. If a participant pays the exercise price of a non-statutory or incentive stock option with previously-owned shares of the Company’s Common Stock and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a non-statutory stock option is being exercised. The participant does not recognize income and the Company receives no deduction as a result of the tax-free portion of the exchange transaction. If the use of previously acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results are as described in the preceding paragraph. The income treatment will apply to the shares disposed of, but will not affect the favorable tax treatment of the shares received.

Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards. Unless a participant makes the election described below with respect to restricted stock granted under the Amended and Restated Plan, a participant receiving a grant of SARs, restricted stock, restricted stock units or performance awards will not recognize income and the Company will not be allowed a deduction at the time such award is granted. While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends or dividend equivalents received and the Company will be allowed a deduction in a like amount. A participant will recognize income with respect to restricted stock when the restricted stock vests or otherwise ceases to be subject to a substantial risk of forfeiture and, with respect to SARs, restricted stock units or performance awards, when amounts are paid or provided to a participant in settlement of such awards. The amount of income recognition will be equal to the excess of the fair market value of the award on the applicable date of income recognition over the amount paid, if any, by the participant for the award, and the income will be compensation income to the participant and will be claimed as a deduction for federal income tax purposes by the Company. If shares are received in connection with an award, upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant of restricted stock, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the restricted stock award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Certain Tax Code Limitations on Deductibility. The Amended and Restated Plan is designed to help the Company comply with the rules relating to its ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain types of awards. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the principal executive officer or any of the three other most highly compensated executive officers of a publicly held company other than the principal financial officer. However, qualified performance-based compensation is excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance-based awards, dividend equivalents and other awards granted under the Amended and Restated Plan that are intended to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the stockholders are being asked to approve certain material terms of the Amended and Restated Plan. By approving the Amended and Restated Plan, the stockholders will be specifically approving, among other things:

•	the eligibility requirements for participation in the Amended and Restated Plan;

•	the maximum numbers of shares for which stock-based awards may be granted to an employee in any fiscal year;

•	the maximum dollar amount that a participant may receive under a cash-based award for each fiscal year contained in the performance period; and

•

the performance criteria that may be used by the Compensation Committee to establish the performance goals applicable to the grant or vesting of awards other than stock options and stock appreciation rights that are intended to result in qualified performance-based compensation.

Because the Committee does not believe that compensation decisions should be constrained necessarily by how much compensation is deductible, the Amended and Restated Plan also authorizes the Committee to grant awards to executives which would not qualify as “performance-based” compensation under Section 162(m) of the Code. In addition, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards intended to qualify as performance-based may not actually qualify as performance-based. It is intended that the approval of the Amended and Restated Plan by our stockholders will satisfy the stockholder approval requirement for the performance-based exception so that the Company will be eligible for the performance-based exception should it decide to take advantage of the available deductions. To date, the Company has not elected to treat awards under the 2010 LTIP as deductible for purposes of 162(m).

Code Section 409A. Code Section 409A generally provides that deferred compensation subject to Code Section 409A that does not meet the requirements for an exemption from Code Section 409A must satisfy specific requirements, both in operation and in form, regarding: (1) the timing of payment; (2) the election of deferrals; and (3) restrictions on the acceleration of payment. Failure to comply with Code Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on the deferred amounts included in the participant’s income. We intend to structure awards under the Amended and Restated Plan to be exempt from or comply with Code Section 409A.

ERISA. The Amended and Restated Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The Amended and Restated Plan is not qualified under Section 401(a) of the Code.

Awards Granted under the Amended and Restated Plan

As of the date of this Proxy Statement, the Company estimates that approximately 149 officers, employees and directors are eligible to participate in the Amended and Restated Plan. Because the Committee has the discretion to grant awards under the Amended and Restated Plan, it is not possible as of the date of this Proxy Statement to determine future awards that will be received by executive officers, employees and directors under the Amended and Restated Plan. In lieu of providing information regarding benefits that will be granted under the Amended and Restated Plan, the following table provides illustrative information regarding benefits that were granted under the 2010 LTIP to the following persons and groups during the fiscal year ended December 31, 2012. The incentive award amounts listed below do not purport to forecast or predict future award amounts under the Amended and Restated Plan to the listed persons or groups and are not indicative of awards that may be granted to such persons, groups, or positions under the Amended and Restated Plan in the event the stockholders approve it at the Annual Meeting. Please see “Compensation Discussion and Analysis—Compensation Program Components—2012 Long-Term Incentive Program” beginning on page 48 for more information regarding awards granted in 2012 under the 2010 LTIP.

	Time-Based RSU Grant (1)		Performance Based PSU Grant (1)
	Restricted Stock Units	Dollar Value	Performance Share Units	Dollar Value

Gary Rich, CEO (2)	N/A	N/A	N/A	N/A

Bobby Parker, Interim CEO	115,930	568,057	12,534	1,253,400

Dave Mannon, former CEO (3)	N/A	N/A	N/A	N/A

Kirk Brassfield, CFO (4)	37,573	184,108	4,062	406,200

Jon-Al Duplantier, SVP & GC	37,573	184,108	4,062	406,200

David Farmer, SVP	42,779	209,617	4,625	462,500

Philip Agnew, VP - Technical Services	25,622	125,548	2,770	277,000

Don Hare, VP – Administration (5)	21,962	107,614	2,374	237,400

All other current executive officers, as a group (4 persons)	59,393	291,026	6,421	642,100

All non-employee directors, as a group (8 persons)	130,720	835,301	N/A	N/A

All other employees (including all current officers who are not executive officers)	608,500	3,559,725	N/A	N/A

(1)

Reported amounts for RSUs reflect the fair value of the awards as of the grant date in accordance with FASB ASC Topic 718. For PSUs the reported amounts reflect the initial value of the units set by the Committee at $100.00 per unit.

(2)

Awards under the 2012 Long-Term Incentive Program were made on May 18, 2012. Mr. Rich did not join the Company until October 1, 2012. Accordingly, he is not a participant in the 2012 Long-Term Incentive Program.

(3)	Awards under the 2012 Long-Term Incentive Program were made on May 18, 2012. Mr. Mannon’s employment with the Company ended on March 9, 2012, prior to the date on which awards were granted.

(4)

In connection with his departure from the Company on April 30, 2013, Mr. Brassfield will receive some of his outstanding restricted stock units through the pro-rata vesting feature of the 2010 LTIP, including some of those units granted under the 2012 Long-Term Incentive Program. The performance based awards will not vest as provided under the terms of Mr. Brassfield’s Performance Unit Award Incentive Agreement and the 2010 LTIP.

(5)

In connection with his departure from the Company on July 12, 2012, Mr. Hare received a portion of the outstanding restricted stock units granted under the 2012 Long-Term Incentive Program through the pro-rata vesting feature of the 2010 LTIP. Under the terms of Mr. Hare’s Performance Unit Award Incentive Agreement and the 2010 LTIP, none of the performance based awards vested upon his departure.

Equity Compensation Plan Information as of March 15, 2013

As of March 15, 2013, there remained 2,052,849 shares available for issuance, and there were no options outstanding. We also had 2,297,922 restricted shares outstanding as of March 15, 2013.

PROPOSAL 3 — ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Company seeks an advisory vote on the compensation of our executive officers as disclosed in the CD&A section and the accompanying compensation tables contained in this Proxy Statement. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (“Dodd-Frank Act”), your vote is an advisory vote only, and it will not be binding on the Company or the Board. However, the Compensation Committee and the Board value the opinions of the stockholders and will annually seek an advisory vote and consider the voting results when making future decisions regarding executive compensation.

The Company has in the past sought approval from stockholders regarding certain incentive plans we use to motivate, retain and reward our executives. For example, at the 2010 Annual Meeting of Stockholders the stockholders voted to approve the Parker Drilling Company 2010 Long-Term Incentive Plan, and the stockholders are being asked to approve the Amended and Restated Plan during this 2013 Annual Meeting.

As described more fully in the CD&A section of this Proxy Statement, our executive compensation philosophy is to provide competitive total compensation to our executive officers that rewards performance measured against pre-approved goals and is appropriate considering all relevant factors and circumstances. Our executive compensation strategy is to target the market median for each element of pay, although our incentive compensation programs offer both upside and downside potential that may result in actual compensation above or below the median depending upon performance. In years of superior performance, our incentive programs are designed to pay out near the top quartile of the market. We believe this philosophy helps us attract, retain and appropriately motivate highly-qualified executives. We also believe that the goals and objectives of our compensation philosophy are best served by adhering to three fundamental principles:

•	Competitiveness - We use various tools to provide compensation opportunities that are competitive with our peers in order to support our efforts to attract and retain high caliber talent.

•

Pay for Performance - We emphasize performance and variable compensation by linking compensation to the achievement of specific goals and the completion of strategic initiatives that improve our financial performance.

•

Alignment with Stockholders - We promote a focus on long-term value creation for stockholders by encouraging executives to build and maintain meaningful levels of ownership through a combination of equity incentive awards and mandatory share ownership requirements.

Additionally, we have several governance programs in place to align executive compensation with stockholder interests and to mitigate risks in our plans. These programs include: stock ownership guidelines, limited perquisites, use of tally sheets and claw-back provisions.

The Board of Directors recommends an advisory vote FOR the Company’s compensation of our named executive officers as disclosed in the CD&A section and the accompanying compensation tables contained in this Proxy Statement.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

The Audit Committee has engaged KPMG LLP (“KPMG” or “independent accountants”) to serve as our independent registered public accounting firm for 2013, and stockholders are being asked to ratify that appointment. If the stockholders do not ratify the appointment, the Audit Committee will re-consider the appointment. Representatives of KPMG will attend the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement should they desire to do so.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2013.

Audit Committee Report

The Audit Committee is responsible for providing independent, objective oversight of Parker’s financial reporting, internal controls, compliance functions, and the internal and independent audit processes. Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting, and compliance with laws, regulations and Company policies. The Audit Committee oversees these financial reporting functions and processes on behalf of the Board, reviews the Company’s financial disclosures and directly oversees and meets privately with the internal auditors and independent accountants to discuss the internal accounting control policies and procedures and financial statements. The Audit Committee reports on these meetings to the Board.

The Audit Committee operates pursuant to a charter, which sets forth the duties and responsibilities of the Audit Committee. The Committee’s duties are summarized beginning on page 14 of this Proxy Statement. While the Audit Committee has certain duties as set forth in the charter, it is not required to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate, and in accordance with generally accepted accounting rules and regulations, as these functions are the responsibility of management and the independent accountants. In the performance of its oversight function for fiscal year 2012, the Audit Committee addressed the following specific matters:

•

Reviewed quarterly financial statements, the 2012 year-end audited financial statements and earnings releases, including disclosures made in the management discussion and analysis sections, the quality of the accounting principles applied, the reasonableness of significant judgments and the sufficiency of the disclosures, and discussed them with management and the independent accountants;

•

Received from and discussed with the independent accountants written disclosures and representations as required by the applicable requirements of the Public Company Accounting Oversight Board, including required communications from the independent accountants and confirmation by the independent accountants of their independence;

•	Engaged in private discussions with the independent accountants to discuss matters relevant to the planning and implementation of the Company’s audit;

•

Discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 114 including, without limitation, the quality as well as the completeness and accuracy of the financial statements;

•

Discussed with management and the independent accountants significant financial and reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including all critical accounting policies and practices and alternative treatment of financial transactions;

•	Discussed with management the Company’s use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies;

•

Met regularly (including private meetings) with representatives of the public accounting firm hired to plan, direct and execute the company’s internal audit activities, reviewed reports prepared by internal audit along with management’s responses to such reports, and approved the budget and the planned scope of internal audit activities;

•

Discussed with management various matters regarding the compliance by the Company and its subsidiaries with the Company’s Code of Conduct, including sections regarding compliance with the U.S. Foreign Corrupt Practices Act;

•

Discussed with management and the independent accountants the effect of major legislative, regulatory or accounting initiatives as well as potential off-balance sheet structures, on the Company’s financial statements;

•

Discussed with management the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures, including policies regarding risk assessment and risk management policies;

•	Discussed significant legal matters with legal counsel;

•

Maintained oversight over the anonymous reporting, including a third-party helpline service, of potential alleged accounting or audit complaints or other irregularities consistent with the requirements of the SEC pursuant to SOX and, as appropriate and applicable, reviewed reported matters with the Chief Compliance Officer, the Director of Internal Audit and/or the General Counsel to ensure the matters were properly investigated and that appropriate remedial action was taken;

•

Pre-approved the nature of non-audit services provided by and the fees charged by the independent accountants for services performed in 2012 in accordance with the pre-approval policy adopted by the Company in 2004. These fees are set forth in the table immediately following this report;

•	Monitored the Company’s compliance with internal controls over financial reporting pursuant to Section 404 of SOX;

•	Met privately with financial and executive management, the independent accountants, the internal auditors and the chief compliance officer at various times throughout the year;

•	Directed investigations involving certain of the Company’s foreign operations, including several meetings with the special counsel retained to represent the Audit Committee;

•	Retained KPMG as the independent registered public accounting firm of the Company for 2013 and recommended ratification by the shareholders; and

•

Reviewed the report on internal control over financial reporting filed pursuant to Section 404 of SOX, which report did not disclose any material weaknesses, and discussed with management the adequacy of changes in internal control over financial reporting to address minor issues.

Based on the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2012 be included in Parker’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Respectfully submitted,

Richard D. Paterson, Chairman

Jonathan M. Clarkson

Robert W. Goldman

Gary R. King

Roger B. Plank

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG, the Company’s independent registered public accounting firm, for the audit of the Company’s financial statements for the years ended December 31, 2012 and 2011, respectively, and fees billed for other services rendered by KPMG during the same periods.

	2012	2011
Audit fees (1):	$2,105,000	$1,735,000
Audit related fees:	$0	$0
Tax related fees (2):	$215,000	$30,000
All other fees (3):	$240,000	$0

Total	$2,560,000	$1,765,000

(1)	Audit fees were related to the annual financial statement audit, quarterly reviews of financial statements, statutory audits of foreign subsidiaries, periodic assistance and consultation related to filings with the SEC and audits in conjunction with SOX Internal Control requirements.
(2)	Tax fees for services consisting primarily of assisting Company affiliates in the preparation of foreign tax returns, evaluation of foreign value-added tax matters, tax structure review and evaluation, and other tax advice and compliance considerations.
(3)	Fees for services related to the Company’s debt offering completed in May 2012.

All audit fees and allowable non-audit related fees were pre-approved by the Audit Committee in accordance with pre-approval policies that exist within the Company.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.

Consistent with SEC rules and regulations regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent accountants. In response to these rules, the Audit Committee established a policy in connection with the pre-approval of all audit and permissible non-audit services provided by the independent accounts. Such services are pre-approved to a specific dollar threshold. All other permitted services, as well as proposed services exceeding such specified dollar thresholds, must be separately approved by the Audit Committee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This compensation discussion and analysis (“CD&A”) describes our compensation practices and decisions for executive officers focusing specifically on compensation earned during 2012 by persons serving as our chief executive officer (“CEO”) or chief financial officer (“CFO”), as well as the other three most highly-compensated executive officers, collectively referred to as our named executive officers (“NEOs”). We also have summarized actions that have occurred in fiscal year 2013 for those executives prior to the filing of this Proxy Statement. Generally, our NEOs, as well as other executives, are members of our senior leadership team (“Leadership Team”).

The Compensation Committee of our Board (the “Committee”) approves and oversees the design and execution of the Company’s executive compensation programs as outlined in this CD&A, including the determination of benchmark targets, performance metrics, peer groups and the composition and variability of pay of the Leadership Team. The Committee recommends compensation of the CEO and other executive officers to the independent members of the Board for their approval.

Our compensation philosophy is to provide our executive officers compensation that is competitive, rewards performance based on pre-determined goals that are aligned with the interests of our stockholders, and is appropriate considering all relevant factors and circumstances. We target the market median for each element of pay, but our incentive compensation programs offer both upside and downside potential that may result in actual compensation above or below the median depending upon performance. In years of superior performance where the Company’s shareholders have realized significant value addition, our incentive programs are designed to pay out near the top quartile of the market. Conversely, in periods of poor performance compared to the market generally, our incentive programs are designed to pay out near the bottom quartile of the market. Additionally, the Committee has discretion to increase or decrease final awards to account for non-routine items or occurrences.

Our programs are built around three fundamental principles:

Compensation Principle	Description/Rationale
Competitiveness	We provide compensation opportunities that are competitive with our peers in order to attract and retain high-caliber talent.
Pay for Performance	We emphasize performance by linking compensation to the achievement of specific goals and the completion of strategic initiatives that improve our financial performance.
Alignment with Stockholders

We focus on creating long-term value for stockholders by encouraging executives to build and maintain meaningful levels of ownership in the Company through a combination of equity incentive awards and mandatory share ownership requirements.

As you read this CD&A, we believe you will recognize several key attributes of our executive compensation programs:

•	our program design provides a balanced mix between cash and equity, and between annual and long-term incentives and performance metrics;

•

bonus targets under our annual cash incentive program provide for both upside and downside potential depending upon actual performance with the upside opportunities capped to help mitigate the risk of overemphasizing achievement of annual results at the expense of creating long-term value; and

•

our long-term incentive programs (1) utilize three-year vesting periods and three-year rolling performance periods to provide long-term stock-based incentive compensation that rewards sustained performance and (2) is backloaded to ensure that tangible value has been created over a given period.

2012 Highlights

The Company made significant progress in 2012 on several important projects to improve the competitive position of some of its key operations while sustaining operating performance under challenging market conditions. By mid-year 2012, we had achieved significant growth in revenues and earnings, with contributions from the domestic drilling and rental tools operations and international drilling operations. This was primarily driven by the expansion of drilling activity in the U.S. land and Gulf of Mexico markets and steady and uninterrupted work for the portion of our international rig fleet that was under contract. During the latter part of the year, drilling activity in the U.S. land and Gulf of Mexico markets underwent a slow and steady decline. This led to reduced demand and increased competitive conditions for our rental tools and barge drilling businesses. At the same time, international and local operators reduced their drilling programs in several of the international markets we serve, providing fewer opportunities to maintain our rig fleet utilization. As a result, most of the financial gains we made earlier in the year had been negated by year-end.

As we responded to changing market conditions, we also were focused on completing or advancing several projects that are important to our future success. Included among these were:

•

The first of two new-build Alaskan Arctic Drilling Units (AADU) went into service for the Company’s client in December 2012, and the second AADU went into service during the first quarter of 2013. These two rigs are expected to bring a new level of operational safety and efficiency to Alaska’s environmentally sensitive, harsh arctic environment. Transitioning these rigs from design all the way to operations completed another important chapter in the further development of our arctic environment drilling equipment design and operational capabilities that we believe are unique in our industry.

•

We reached an agreement in principle with the Department of Justice and the Securities and Exchange Commission with respect to the parallel investigations into alleged violations of U.S. law, including the Foreign Corrupt Practices Act.

•	Our U.S. Barge Drilling business generated a 32% increase in revenues and a 258% increase in operating gross margin, excluding depreciation and amortization.

•	The U.S. Barge Drilling business also maintained its position as the leading drilling contractor in the U.S. Gulf of Mexico barge drilling market, based on the number of barge rigs working.

•

We reduced the interest rate on both tour term and revolving credit facilities by 25 basis points. We also reduced the quarterly repayment obligation on the term loan from $6 million per quarter to $2.5 million per quarter, and we extended both loans for 5 years (through 12/2017). Under the accordion feature, we have the ability to increase either facility by $50 million if needed.

•

Our safety performance for 2012 again placed us as an industry leader in that area, continuing a trend that has persisted for over ten years. Our Total Recordable Incident Rate was 23% better than the industry average reported by the International Association of Drilling Contractors.

The Company’s results for 2012 included net income of $53.6 million on revenues of $677.9 million, compared with a net loss of $50.5 million on revenues of $686.6 million for 2011.

Below are highlights of some of the compensation-related decisions implemented for 2012.

•

The Committee negotiated separation agreements with our former CEO and the Vice President of Administration, made adjustments to the Executive Chairman’s compensation in connection with his service as interim CEO, and negotiated the compensation package and employment agreement for our new CEO.

•

As part of our normal annual long-term incentive grant cycle, the Committee approved grants to our NEOs totaling 259,477 restricted stock units having a grant date total fair value of $1,271,437 and performance-based awards (“performance-based units”) valued at $2,805,302. The grants of performance-based units comprised approximately 69% of the total long-term incentive award and can only be earned based on achievement against pre-established long-term performance measures.

•

The Committee approved annual incentive bonuses for the executive officers for the year 2012 at varying percentages of target, reflecting not only overall mixed results for the Company, but individual performance over the year.

•	The Company eliminated its obligation to make gross-up payments for excise taxes to Mr. Parker Jr.

•

Following our 2012 Annual Meeting, the Committee considered the results of the advisory vote on the proposal relating to the compensation of our executive officers and made no changes given that the proposal received the affirmative vote of approximately 80% of the shares voted.

Administration

Role of the Committee

Our executive compensation program is administered by the Committee in accordance with the Committee’s charter and other corporate governance requirements of the SEC and the NYSE. In designing our compensation programs and making decisions on individual executive compensation, the Committee periodically reviews and considers the following information and factors:

•	the Company’s executive compensation philosophy, policies and objectives, including the rationale underlying each element of executive compensation;

•	tally sheets and mockups of executive compensation tables (which will ultimately be incorporated into the Proxy Statement) containing the following information with respect to each executive officer:

o	total compensation and the components thereof (base salary, annual incentive bonus, long-term incentive compensation, stock options and other stock grants),

o	future compensation including, without limitation, long-term incentive plans,

o	post-termination compensation,

o	perquisites, and

o	certain elements of past compensation;

•	benefit programs;

•	the relative pay relationships within the Leadership Team;

•	job performance, responsibilities and experience of each executive officer;

•	competitive issues relevant to recruiting and retaining executive officers, including the compensation policies and practices of our peers; and

•	the potential for behavioral or other risks associated with the incentive plan design or operation.

Based on the above review and analysis, in 2012 the Committee reviewed and recommended changes to the base salary of the CEO in connection with the employment of Mr. Rich. As Mr. Rich began his tenure as CEO, his starting base salary was established at a rate lower than the rate received by his predecessors, Mr. Mannon and Mr. Parker Jr. To ensure the competitiveness of certain executives’ compensation, the Committee also recommended changes to the base salaries of the CFO, Vice President of Operations and the General Counsel. Accordingly, the CFO received a 5% salary increase, the VP of Operations received a 15% salary increase, and the General Counsel received a 7% increase.

As further described below, the Committee considered and approved annual incentive bonuses for certain executive officers for the year 2012 and paid in 2013. The Committee also considered and approved awards of restricted stock units for 2012, and the payout of performance units awarded under the 2010 LTI Program.

Role of the Independent Compensation Consultant

The Committee engaged Pearl Meyer & Partners (“PM&P”) in 2004 as its independent advisor to advise the Committee on certain compensation issues from time to time.

In 2012, the Committee considered PM&P to be independent based on the following factors:

•	the Committee had the sole ability to engage and terminate PM&P; and

•

except with respect to the limited work for the Company described below, PM&P received all of its assignments with regard to executive compensation matters directly from the Committee (or the Corporate Governance Committee with respect to assignments relating to non-employee director compensation).

Following the promulgation of Regulation S-K Item 407(e)(3)(iv) in 2012, the Committee also took into consideration the following six factors in its ongoing evaluation of PM&P’s independence as a compensation consultant and potential conflicts of interest with the Company:

•	the provision of other services to the Company by PM&P;

•	the amount of fees PM&P receives from the Company, as a percentage of PM&P’s total revenue;

•	the policies and procedures of PM&P that are designed to prevent conflicts of interest;

•	any business or personal relationships between PM&P and members of the compensation committee;

•	any stock of the Company owned by PM&P or its employees; and

•	any business or personal relationships between the compensation advisers employed by PM&P or PM&P itself and executive officers of the Company.

Having undertaken this additional review of the relationship with PM&P, the Committee confirmed that PM&P has not provided other services to the Company, that the fees received by PM&P from the Company are less than 1% of PM&P’s total revenue, and that PM&P maintains a Conflicts Policy to prevent conflicts of interest from arising. The PM&P Conflicts Policy also prohibits employees involved with a client engagement from buying or selling client stock not held derivatively. Furthermore, none of the PM&P team members assigned to the Company have any business or personal relationships with members of the Committee or with any executive officer of the Company. Accordingly, the Committee continues to believe that its ongoing retention of PM&P does not give rise to conflicts of interest that would jeopardize PM&P’s ability to provide independent compensation advice.

During 2012, PM&P provided the following compensation consulting services for the Committee:

•	Compiled marketplace compensation data to assist the Committee in establishing executive compensation for our CEOs and our other NEOs;

•	Assisted the Company in the performance outcomes and the general assessment of the potential impact on the market competitiveness of our annual Incentive Plan and Long-Term Incentive Plans;

•	Reviewed potential cost implications of select NEO employment contract terms; and

•

Provided ongoing support and advice to the Committee on other subjects impacting NEO compensation, including the design of the annual incentive program, updates on trends in the marketplace, and the analysis of legislative and regulatory developments.

During 2012, PM&P’s services to the Company (as opposed to the Compensation Committee) were limited to providing the Company with an industry-wide survey of compensation-related data prepared by PM&P and distributed to survey participants, including the Company. As a survey participant, the Company received compiled information in the same format as other participants, and neither the Company nor its executive officers were made aware of specific company results. The fees for participation in these surveys were less than $20,000 per year. PM&P routinely reports its survey activities to the Committee and must inform the Committee of any Company requests for services, of which none were made in 2012 outside of the Company’s survey participation.

Roles of Executives in Establishing Compensation

The CEO plays a key role in determining executive compensation for the other executive officers, excluding the Executive Chairman. The CEO attends the meetings of the Committee regarding executive compensation and discusses his recommendations with the Committee, including his evaluation of the performance of executives based on his direct involvement with such executives. Likewise, the Executive Chairman attends the meetings of the Committee regarding executive compensation and discusses his recommendations with the Committee, including his evaluation of the CEO. These recommendations are considered by the Committee, along with other relevant data from PM&P, in determining its recommendations regarding the base salary and other compensation for such executive officers. Neither our Executive Chairman nor our CEO makes recommendations regarding his own compensation. The Committee evaluates such executives’ performance and compensation in multiple executive sessions that exclude any individual whose compensation is being discussed.

Benchmarking

In order to analyze the pay practices within our industry, we examine those of a group of companies we consider to be our peers - that is, companies comparable in terms of size, industry and market cycle. We use this peer group for benchmarking as one of several tools in determining appropriate base salaries, annual incentives, long-term incentives and other financial benefits that comprise the total compensation for our executive officers. Compensation data gathered from the SEC filings of our peers is used to benchmark those of our NEOs who have an appropriate match in terms of job function and scope of responsibility. We supplement publicly available proxy data with compensation data from both general and industry-specific surveys. We feel that blending proxy data with survey data provides the Committee with the necessary information to understand the market.

While we believe that competitiveness is a key element in obtaining and retaining quality personnel, there are limitations on comparative pay information in regard to establishing individual executive compensation, including difficulty in comparing equity gains and other compensation. Therefore, the Committee exercises discretion as to the nature and extent of its use of benchmarking data. While we generally target the market median for each element of executive pay, our goal is to use this data as a market guideline rather than a narrow competitive target. This allows us to respond better to changing roles within benchmarked positions and changing business conditions, and to manage compensation more evenly over a career.

Benchmarking data is utilized as a reference point for the Committee’s determinations regarding appropriate compensation, considering all the relevant factors and circumstances, including a review of historic increases in compensation, assessing internal pay equity and monitoring how well current executive compensation programs are achieving the goals of the Company’s compensation philosophy.

The Committee, relying on input from senior management and PM&P, periodically reviews the composition of the peer group to ensure it is appropriate for comparative purposes. The following list of peer companies was used by the Committee during 2012 (collectively, the “Peer Group”):

	Peer Company	FY 2012 Revenues ($MM)	Dec 2012 Market Cap ($MM)
NBR	Nabors Industries Ltd.	6,989.57	4,196.05
HP	Helmerich & Payne Inc.	3,263.79	5,921.83
PDS	Precision Drilling Corp.	2,049.35	2,288.14
KEG	Key Energy Services Inc.	1,960.07	1,050.23
TTI	TETRA Technologies Inc.	1,374.88	480.12
BAS	Basic Energy Services Inc.	919.44	450.33
HERO	Hercules Offshore Inc.	880.83	592.64
DRQ	Dril-Quip Inc.	733.03	2,953.78
PES	Pioneer Energy Services Corp.	709.79	978.49
VTG	Vantage Drilling Co.	471.47	538.26
UDRL	Union Drilling Inc. (1)	264.91	138.88
	75th Percentile	721.41	509.19
	MEDIAN	919.44	978.49
	25th Percentile	2,004.71	2,620.96
PKD	PARKER DRILLING COMPANY	677.98	544.05

   Source: Standard & Poor’s Research Insight Database

(1)	Union Drilling was acquired by Sidewinder Drilling in November 2012; above data is effective as of September 2012

For the reasons that follow, the Committee believes these companies were appropriate peers for the Committee to use for comparative purposes in designing the executive compensation programs:

•	Each was a direct competitor for drilling business and/or management personnel.

•	Each was considered a peer company by certain industry analysts who specialize in tracking the oil and gas drilling industry.

•	Each was perceived as generally comparable by the stockholder community based on similarities in the nature of the business, customers and business cycles.

•	Each faced similar financial challenges and risks.

•

Each was within an acceptable range of size in terms of revenue and market capitalization – although revenues are the measure of financial size on which we generally place the greatest emphasis for benchmarking purposes.

In evaluating the data from peer companies, the Committee takes into account differences in the size of individual peer companies by using size-adjusted data provided by PM&P as part of its comparative analysis. The Committee uses the size-adjusted data as a basis to include both smaller and larger companies in the Peer Group, similar to the method used by the investment community in comparing us to other companies. The Committee, in monitoring the peer industry practices, may, over time, make slight modifications to the Peer Group as our size or the size of our peers change, new competitors emerge, or consolidation occurs within the drilling industry. The Committee will continue to monitor the appropriateness of the Peer Group with the primary objective of utilizing a Peer Group that provides the most appropriate reference point for the Company as part of the Committee’s competitiveness evaluation.

Tally Sheets/Compensation Tables

The Committee periodically reviews data compiled by the Company and PM&P that provides the Committee with comprehensive information regarding all the elements of actual and potential future compensation that comprise the total compensation package of each executive officer. Such information may be compiled in tally sheets or in the form of draft mockups of executive compensation tables that are later finalized and incorporated into the executive compensation tables in this Proxy Statement. The tally sheets and draft mockups also show the Committee the total dollar amount of each element of the executive officer’s compensation, including cash compensation (base salary and annual incentive compensation), equity awards, benefits and perquisites. Additionally, this draft presentation of the compensation components allows the Committee to see the potential restricted stock unit grants (minimum, target/budget and maximum) from long-term incentive plans, and the potential payouts in post-termination and change-of-control situations pursuant to provisions contained in the employment agreements of the executive officers. The tally sheets or mockups of executive compensation tables provide the Committee with all the relevant information necessary to determine whether the balance between long- and short-term compensation, as well as fixed and variable compensation, is consistent with the overall compensation philosophy of the Company. This information is also used in the Committee’s analysis of each element that comprises the total direct compensation to ensure that the total compensation package for each executive officer is appropriate considering all relevant factors and circumstances.

Risk Management

Several elements of our executive compensation program are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive or unnecessary risk. We have reviewed whether the company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company, and have determined that there are no such material risks present. This risk review covered our compensation-related programs described below, and included the component parts of the programs and any potential adverse interactions among the programs. Risk mitigation practices include, among other things, the following:

•

compensation program designed to provide a balanced mix of cash and equity, and annual and long-term incentives and performance metrics (including return on capital employed and total stockholder return);

•	three-year rolling performance periods and long-term stock-based incentive compensation to reward performance over a sustained period of time to prevent excessive risk taking;

•	a cap on maximum bonuses paid under our annual cash incentive program at 200% of the target bonus;

•	stock ownership guidelines that place our executive officers and directors at risk of losing significant capital if the Company were exposed to inappropriate or unnecessary risks;

•

claw-back provisions in employment contracts, whereby the Committee can seek reimbursement of a previously-paid annual bonus in cases where the Committee has determined that an executive engaged in certain misconduct; and

•	significant Committee discretion to adjust final awards to allow the Committee to mitigate perceived risks.

Relative Size of Major Compensation Elements

When establishing or recommending executive compensation, the Committee considers total compensation payable to an executive officer, forms in which the compensation will be paid, benchmarking data, risk mitigation considerations, and past compensation. The Committee generally seeks to target a balance between annual cash rewards, including base salary and annual incentive compensation (which is dependent on short-term performance), and long-term incentive compensation designed to retain executives and ensure that a significant portion of the total executive compensation is aligned with stockholder interests. The mix of pay actually provided depends in part on achievement of Company performance goals (absolute and relative to our peers) and individual performance goals.

The percentage of compensation that is contingent, or “at risk,” typically increases in relation to an executive officer’s responsibilities within the Company. Contingent performance-based incentive compensation for more-senior executive officers constitutes a greater percentage of total compensation than for less-senior executive officers. See “Mix and  Allocation of Compensation Components” in the “Compensation Program Design” section below.

Taken as a whole, our executive compensation program is designed so that the individual target compensation level rises as responsibility increases, with the portion of performance-based compensation rising as a percentage of total targeted compensation. One result of this structure is that an executive’s actual total compensation, as a multiple of the total compensation of his or her subordinates, will increase in periods of above-target performance and decrease in times of below-target performance.

Compensation Program Components

Overview

The total compensation package for the executive officers generally consists of a mix of:

•	base salary,

•	annual incentive compensation,

•	long-term incentive compensation,

•	employee benefits and perquisites, and

•	certain benefits originating from termination.

We have chosen these elements, all of which are commonly provided by other companies included in our Peer Group, in order to support our executive compensation philosophy (i.e., to remain competitive in attracting and retaining executive talent, to drive performance against short- and long-term goals, and to promote alignment with stockholders). We pay base salary at a level we believe is sufficient to be competitive, and generally target the market median as reported to the Committee by PM&P. We also provide our executives employee benefits that are provided to our employees generally, such as medical, life, disability and travel accident insurance, as well as participation in our 401(k) plan.

In addition to base salary and benefits, we provide additional compensation, a significant portion of which is performance-based variable compensation. Further information on the relative size of the different elements of compensation is contained in this discussion under “Relative Size of Major Compensation Elements” above. We believe that a mix of fixed and variable compensation will motivate our executives to achieve our business goals and thereby increase stockholder value.

Mix and Allocation of Compensation Components

The targeted mix of total direct compensation (base salary, plus annual incentive compensation, plus the fair value of long-term incentive awards on the date granted) varies by executive, as shown in the charts below. The targeted and actual mix may shift from year to year based on the composition and number of the executives and actual performance, as demonstrated below for the year 2012:

Pay Mix

2012 Target	2012 Target

Base Salary

We review base salaries annually and target base compensation at or near the median base salary of the market, but we may exercise discretion to deviate from market-median practices for individual circumstances as we deem appropriate to achieve the Company’s compensation and retention goals. In making our adjustments to base salary, we also consider past compensation paid to each executive as well as their time in position, performance, responsibilities and experience. The 2012 base salaries for our NEOs are reported in the Summary Compensation Table which follows this CD&A.

Annual Incentive Compensation Plan (the “ICP”)

The ICP is the short-term incentive compensation element of our compensation program awarded on an annual basis. It is a cash-based performance incentive program designed to motivate and reward our executive officers as well as other employees for their contributions to achieving annual business goals that we believe create stockholder value.

Under the ICP, actual performance is compared against a scorecard of specific performance measures and associated targets approved by the Committee each year. The results of this comparison dictate the ultimate amount of the payout for each individual. The ICP includes a clawback provision that allows the Committee to exclude an executive from participating in the ICP or to seek reimbursement of a previously paid ICP bonus in cases where it was ultimately determined that the executive engaged in certain misconduct, as defined in the ICP.

2012 ICP

In early 2012, the Committee reviewed and approved each performance metric and its related performance measure targets for the 2012 ICP. The performance metrics were developed in alignment with the Company’s strategic plans and the 2012 budget (which was reviewed with the Board). The payout of the ICP could range from zero to a maximum payout amount for each executive. Among our NEOs, the maximum potential payout amounts for 2012 are expressed as a percentage of base salary and are as follows: 200% for the Executive Chairman and the CEO, 150% for senior vice presidents and 100% for other vice presidents.

Name	Target Award Opportunity (% of Salary)	Maximum Award Opportunity (% of Salary)	FY 2012 Opportunity
			Target Award Opportunity ($)	Maximum Award Opportunity ($)
Mr. Parker, Executive Chairman(1)	100%	200%	$545,031	$1,090,062
Mr. Mannon, CEO*	100%	200%	N/A	N/A
Mr. Rich, CEO**	N/A	N/A	$311,750	$311,750
Mr. Farmer, SVP - Operations	75%	150%	$235,510	$471,019
Mr. Brassfield, SVP & CFO	75%	150%	$242,996	$485,993
Mr. Duplantier, SVP & Gen. Counsel	75%	150%	$232,077	$464,155
Mr. Agnew, VP – Tech. Services	50%	100%	$146,462	$292,923
Mr. Hare, VP – Shared Services***	50%	100%	$116,971	$233,942

*	Mr. Mannon left the Company on March 6, 2012. See page 52 for a discussion of payments Mr. Mannon received in connection with his departure from the Company.
**

As part of the inducement required to secure Mr. Rich as the Company’s new CEO, his Employment Agreement contains a negotiated incentive bonus target for 2012 of $311,750, provided however, that a bonus of not less than $170,000 shall be paid.

***	Mr. Hare left the Company on July 12, 2012. See page 52 for a discussion of payments Mr. Hare received in connection with his departure from the Company.
(1)	Mr. Parker’s Target Award Opportunity was based upon his blended rate of pay in 2012 in his roles as Executive Chairman and Interim CEO.

The target payout for any performance metric is based on a budgeted factor. The “minimum,” “target/budget” and “maximum” payouts for 2012 under the ICP are provided in the table titled: “2012 Grants of Plan-Based Awards Table” found on page 57 of this Proxy Statement. To align the executives’ performance with the interests of our stockholders, each performance metric is weighted relative to its potential impact on the performance of the Company. For each of the NEOs, the ICP payout in 2012 was based on achievement of weighted performance metrics that are closely aligned with our stockholders’ interest, individual performance and Committee discretion.

Performance Measure	Percent of Total Bonus Determination (Weight)	Measurement Indicator
EBITDA (Earnings before interest, taxes, depreciation & amortization)	24%	Measures operating cash flow
Net Cash Flow	20%	Shows cash management effectiveness
Controlling General & Administrative Costs	8%	Shows cost management effectiveness
Safety Performance	8%	A measurement important to management, our customers and the families of our employees
Individual Performance	40%	Measures individual accomplishment of performance goals and other contributions to the Company

TOTAL	100%

In addition to the performance metrics described above, two other performance metrics were built into the 2012 ICP (the “Other Performance Metrics”). The Other Performance Metrics were not weighted and include (i) the occurrence of an event that could have resulted in a catastrophic loss to property or people (5% deduction to payouts) and (ii) the failure rate of testing of internal controls pursuant to SOX in excess of a certain threshold (5% deduction to payouts). These Other Performance Metrics were included not only because they represent management’s attention to safety and to the integrity of our financial statements, but also because management and the Board believe there is a direct correlation between the Company’s performance and safety and financial integrity. As a result, these metrics have a direct impact on stockholder value. If either of the Other Performance Metrics is triggered, the result would be an automatic decrease in total payout of 5% per triggered metric. Additional reductions could be made at the Committee’s discretion.

A performance index, or multiplier, is determined based on the results for each performance metric. For example, a performance index of 1.0 for the executive officers means that the Company achieved the target goal for such performance metric. The performance index is then weighted by multiplying the performance index by the weighting factor assigned to the performance metric in the table below. The weighted performance indices are then added, with the sum representing the overall performance index used to calculate the payment to the individual executive, subject to the Committee applying discretion to adjust the payment based on factors it determines are appropriate. The performance metrics, weighting factors, performance measure targets for the ICP, and the actual results for 2012 are set forth below:

	2012 Performance Metrics				Performance Results
	Min	Target	Max	2012 Results	Perfor- mance Index	Perfor- mance Index (weighted)

EBITDA ($MM)
Drilling Operations	87.3	113.8	142.8	89.3	.54	14%
Rental Tools	150.0	165.2	207.3	145.0	—	10%

Net Cash Flow
Drilling Operations	39.9	53.2	66.5	40.9	.54	12%
Rental Tools	67.3	89.7	112.1	78.2	.74	8%

Controllable G & A ($)	55.3	50.3	45.3	50.4	.99	8%

Safety (TIRR)	1.00	0.70	0.60	0.68	1.20	8%

SOX Deficiencies					0%

Potential Catastrophic Incidents					0%

Final non-individual related performance index					.77	60%

Performance below the minimum threshold results in a zero performance index for that particular element. The final performance index is then multiplied by each executive officer’s base salary and by 0.60 to establish that part of the payout that is based on company results. After applying the financial results and other performance results of the Company for 2012 to the scorecard, the Committee determined that the non-individual-related performance index was .77.

The Committee also reviewed individual NEO performance for 2012 and the CEO’s and Executive Chairman’s recommendations regarding individual performance factors, and applied its discretion in determining final ICP payouts. The actual payouts for the NEOs for 2012 are shown in the table below and included in the Summary Compensation Table immediately following this CD&A.

2012 Individual ICP Award Calculations

Executive	FY 2012 Target Award Opportunity (% of Salary)	X	FY 2012 Salary ($)	X	Actual Award (% of target (1)	=	Actual Award ($)
Mr. Parker	100%		545,031		.77		$419,674
Mr. Mannon*	100%		N/A		N/A		N/A
Mr. Rich**	N/A		141,750		N/A		$311,750
Mr. Farmer	75%		358,419		.73		$171,922
Mr. Brassfield	75%		324,642		.67		$162,807
Mr. Duplantier	75%		325,470		.75		$174,058
Mr. Agnew	50%		293,739		.73		$106,917
Mr. Hare***	50%		145,403		N/A		N/A

(1)

Mr. Farmer and Mr. Agnew’s ICP Awards reflect individual performance factors of 0.9; Mr. Duplantier’s Award reflects an individual performance factor of 0.95; Mr. Brassfield’s Award reflects an individual performance factor of 0.75; and Mr. Parker’s Award reflects an individual performance factor of 1.0.

*	Mr. Mannon left the Company on March 6, 2012. See page 52 for a discussion of payments Mr. Mannon received in connection with his departure from the Company.

**

As part of the inducement required to secure Mr. Rich as the Company’s new CEO, his Employment Agreement contains a negotiated incentive bonus target for 2012 of $311,750, provided however, that a bonus of not less than $170,000 shall be paid. The Committee determined that Mr. Rich’s performance in 2012 supported payment of the target bonus amount.

***	Mr. Hare left the Company on July 12, 2012. See page 53 for a discussion of payments Mr. Hare received in connection with his departure from the Company.

Given the desire to maintain flexibility in the plan design and the use of discretion where appropriate, the Committee has determined that at this time the flexibility is sufficiently important to not grant awards this year under the performance-based exception provided under Internal Revenue Code Section 162(m). The Committee will continually monitor the compensation plans and the potential benefits of the additional deductibility in the future. See “Impact of Accounting and Tax Treatments”.

2010 Long-Term Incentive Plan

Our 2010 Long-Term Incentive Plan (the “2010 LTIP”) approved by the stockholders in May 2010 allows for the granting of long-term incentive awards in the form of cash, stock options, restricted stock and/or stock appreciation rights. The awards can be based on any one or more of a number of performance criteria, including profits; profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity, investment or sales); cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments); earnings (including, but not limited to, total stockholder return, earnings per share or earnings before or after taxes); net sales growth; net earnings or income (before or after taxes, interest, depreciation and/or amortization); gross operating or net profit margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); turnover of assets, capital or inventory; expense targets; margins; measures of health, safety or environmental performance; operating efficiency; customer service or satisfaction; market share; and credit quality and working capital targets. All of these performance criteria are referenced in the 2010 LTIP. We choose from among these criteria the specific metrics that are appropriate for Peer Group comparisons and that we judge will result in management of the business over a multi-year period in a manner that increases stockholder value.

The Committee believes that the interests of our stockholders are best served when a significant percentage of our executives’ compensation is comprised of equity-based and other long-term incentives that appreciate in value upon increases in the share price of our Common Stock and other indicators that reflect improvements in business fundamentals relative to our peers. We also intend for our equity-based incentive awards to act as a retention tool for our executives, especially through the use of time-vesting conditions on some equity awards. Consistent with our compensation philosophy, the Committee seeks to target equity-based and long-term incentive awards which generally reflect the market-median value of annual stock awards.

2012 Long-Term Incentive Program

After due consideration and pursuant to its authorization under the 2010 LTIP, during 2012 the Committee approved the establishment of a three-year incentive award program (“2012 LT Incentive Program”). The 2012 LT Incentive Program is a sub-plan of the 2010 LTIP. PM&P assisted the Committee in the formulation of the 2012 LT Incentive Program, including developing relative performance measure targets to determine ultimate payouts, as well as reviewing and structuring the allocation of payout between time-based restricted stock units and performance-based units. The primary goals of the 2012 LT Incentive Program are to (1) align management’s compensation with stockholders’ interests, (2) incentivize top management to make good long-term decisions and (3) obtain and retain executives.

Under the 2012 LT Incentive Program, the executive officers and certain key personnel may earn awards which are allocated as follows: (i) 1/3 of the total target grant will be in time-based restricted stock unit awards and (ii) 2/3 of the total target grant will be granted in performance-based units tied to performance targets established at the commencement of the performance period (1/2 of which are weighted based on total stockholder return (“TSR”) relative to the Peer Group and the other half is based on Return on

Capital Employed (“ROCE”) relative to the Peer Group). The Committee retains the discretion to adjust the final awards up or down by 20% and the discretion to pay out the performance-based units in cash or shares of stock

Parker’s performance will be ranked annually within the Peer Group, and then each annual measure will be weighted, resulting in the application of a single multiplier to the target award value under each performance measure. In order for performance-based units to be earned at the end of a performance period, the minimum performance goals must be met as outlined in the tables that follow. These tables demonstrate that if the performance falls within the pre-established goal ranges, the number of shares or cash value awarded will range from 0.25X to 2.0X of the target award. If the minimum performance goals are not met, no performance-based units will vest.

Under the 2012 LT Incentive Program, the Committee will rank the Company’s performance within the Peer Group as of December 31st of each calendar year within the three-year performance period and apply the appropriate weighting and award multiplier from the following tables:

	Description	Weighting	Ranking		Award Multiplier
12/31/2012	Single Year TSR	20%	1		2.00 MAX
12/31/2013	Cumulative TSR (2012-2013)	30%	2		1.83
12/31/2014	Cumulative TSR (2012-2014)	50%	3	75%	1.67
			4		1.50
	Description	Weighting	5		1.33
12/31/2012	Single Year ROCE	20%	6		1.17
12/31/2013	Cumulative ROCE (2012-2013)	30%	7	50%	1.00 TARGET
12/31/2014	Cumulative ROCE (2012-2014)	50%	8		0.75
			9		0.50
			10	25%	0.25 ENTRY
			11		0.00
			12		0.00
			13		0.00

If a peer company ceases to be publicly traded, undergoes a business combination or files for bankruptcy, it will be excluded from the matrix above and the multiplier will be adjusted accordingly.

It is the intent of the Committee that long-term compensation programs like the 2012 LT Incentive Program will substantially replace the traditional grants of stock options or restricted stock for executive officers, subject to exceptional circumstances where a unique award is appropriate to attract or retain key personnel. These awards also provide an opportunity for increased equity ownership by the executives to further the link between the creation of stockholder value and long-term incentive compensation and aligning the interests of the two groups.

Similar to the ICP, the 2012 LT Incentive Program is consistent with the Company’s philosophy of tying a significant portion of each executive’s compensation to performance, thereby strengthening the link between executive compensation and stockholder interests. This plan differs from the ICP in that it also provides long-term retention benefits because the executive officers must remain in the employ of the Company for three years from the grant date of the awards in order to receive the full benefit, subject to certain exceptions.

Generally, performance-based units and time-based restricted stock unit grants will be forfeited if they are not vested prior to the date the executive officer terminates his employment. Subject to the Committee’s discretion, grants under the 2012 LT Incentive Program will be forfeited if the executive’s employment is terminated prior to the end of the Performance Period, except in the following situations:

•	death or disability would result in 100% immediate vesting of all time-based restricted stock units and 100% immediate vesting of all performance-based units at a 1.0 multiplier level;

•	retirement would result in a pro-rata vesting of time-based restricted stock units and forfeiture of outstanding performance-based units;

•

involuntary termination without cause (other than within 2 years following a change in control) would result in a pro-rata vesting of time-based restricted stock units and forfeiture of outstanding performance-based units; and

•

involuntary termination without cause within 2 years following a change in control would result in 100% immediate vesting of all time-based restricted stock and 100% immediate vesting of all performance-based units at a 1.0 multiplier level.

In May 2012, the Committee reviewed and considered recommended awards under the 2012 LT Incentive Program for each of the executive officers and approved long-term incentive awards in the amounts recommended. Two-thirds of the awards were granted as performance-based units with the payout based on the Company’s relative TSR and ROCE over the three-year performance period of 2012-2014 and weighted as shown in the tables above. The payout of the performance-based units may be made in cash, stock or a combination of cash and stock at the discretion of the Committee, and as a result, we account for the performance-based units as liability awards under the stock compensation rules of U.S. GAAP. The other 1/3 of the award was granted as time-vested restricted stock units.

2010 Long-Term Incentive Program Award

In July of 2010 the Company granted awards under the 2010 Long-Term Incentive Program (“2010 LT Incentive Program”). Two-thirds of the awards were granted as performance-based units, with the payout based on the Company’s relative TSR and ROCE over the three-year performance period of 2010-2012. The other 1/3 of the awards was granted as time-vested restricted stock units which will vest in July of 2013. The performance-based units vested following the closure of the three-year performance period on December 31, 2012 and the Compensation Committee’s certification of the awards under the 2010 Long-Term Incentive Program. The awards were paid out in cash, at 50% of target, reflecting a relative TSR payout factor of 0.75 and an ROCE payout factor of 0.25 for the three-year performance period.

Stock Ownership Guidelines

Our Board believes that all non-employee directors and certain executive officers should own and hold Common Stock of the Company to further align their interests and actions with the interests of the Company’s stockholders. As a result, the Board has adopted stock ownership guidelines that require each non-employee director to achieve ownership of a number of qualifying shares (as defined in the stock ownership guidelines) with a market value equal to a multiple of 5 times the director’s annual cash retainer.

Ownership requirements have also been established for the Company’s executives. Each covered executive is required to achieve ownership of a number of qualifying shares with a market value equal to a multiple of the executive’s annual base salary, as follows: (a) executive vice presidents and higher are subject to a multiple of 5 times annual base salary; (b) senior vice presidents are subject to a multiple of 3 times annual base salary; (c) vice presidents are subject to a multiple of 2 times annual base salary; and (iv) all other covered executives are subject to a multiple of 1 times annual base salary. The ownership guidelines are phased in over a five-year period from December 31, 2009 or from the date the director or officer was appointed or elected to the respective position. Once the officer or director achieves the required stock ownership level based on market value, the ownership requirement becomes fixed at the number of shares owned at that time, regardless of subsequent fluctuations in the market price of the Company’s stock.

Given that the aim of the Company’s Stock Ownership Guidelines is to ensure that the Company’s non-employee directors and executives have a direct personal financial stake in the Company’s performance, hedging transactions could be contrary to that purposes. Accordingly, our non-employee directors and executives are strictly prohibited from implementing hedging strategies or transactions using puts, calls or other types of derivative securities based upon the value of the Company’s Common Stock.

Perquisites and Other Personal Benefits

Consistent with our compensation philosophy, we provide certain perquisites to our executive officers which the Company and the Committee believe are reasonable and which better enable the Company to attract and retain employees for key positions. The Committee periodically reviews the levels of perquisites provided to the NEOs.

Certain of the executive officers are provided with a car allowance, life insurance, club dues and home use of computer equipment. Personal use of corporate aircraft by the Executive Chairman, CEO and other senior managers is permitted, subject to the Company’s Corporate Aircraft Policy. Under the policy, personal use of corporate aircraft by persons other than the Executive Chairman and the CEO requires approval of the CEO. Business use of corporate aircraft is given priority over personal use in all instances. Executives using company-owned aircraft for personal matters are imputed taxable income in accordance with the rules of the Internal Revenue Service and the incremental cost to the Company of such usage is reported in this Proxy Statement as required. The Company does not provide additional payments to cover taxes on income attributed to the individual based on use of corporate aircraft.

Specific information regarding these perquisites and the incremental cost to the Company for providing these perquisites are set forth in the Summary Compensation Table and in the footnotes on page 55 of this Proxy Statement.

Impact of Accounting and Tax Treatments

Section 162(m) of the Code limits corporate tax deductions for certain executive compensation over $1 million. Certain types of performance-based compensation are excluded from this limitation only if performance criteria for a particular award are specified in detail within specified time periods with respect to each year and stockholders have approved the criteria. While the restricted stock grants to the executives in recent years have a material performance-based component, these awards do not qualify as performance-based under Section 162(m). The Committee remains aware of these provisions and in the future will continue to assess the applicability of these provisions to future grants under the 2010 LTIP.

Post-Termination Benefits

General Policy and Practices – Severance and Change in Control

The Company has entered into employment agreements with its executive officers which provide for the payment of severance and other post-termination benefits upon the occurrence of specified events, including termination of employment (with and without good reason or cause) and a change in control of the Company. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested equity awards, is provided under the heading “Potential Payments Upon Termination” beginning on page 61 of this Proxy Statement.

The terms of the employment agreements for the Executive Chairman and the CEO were based primarily on the key terms contained in the employment agreements of our peer companies. Although peer comparisons were a factor in negotiating employment agreements with our other executive officers, a significant factor in the negotiation of termination of employment provisions included in their employment agreements was the provision of a fixed amount of compensation intended to offset any potential loss of compensation from leaving their prior employers or from choosing the Company’s offer of employment over other employment opportunities. As part of the analysis conducted when negotiating, the Committee weighs the aggregate potential obligations of the Company that would result from hiring the executive against the potential value created by adding the executive to our management team.

The Company and the Committee believe that the terms and conditions of the employment agreements with the executives are reasonable and will help the Company retain the talent needed to achieve the objectives of our strategic plan. In particular, the severance agreements, in the event of a change in control, will allow our executives to focus their attention on the performance of their duty to act in the best interests of the stockholders without being concerned about their job security. We believe this instrumental in promoting continuity of senior management.

Employment Agreements

Each of the NEOs has an employment agreement with the Company. The employment agreements have initial terms with automatic repeating extensions of one year. In general, the employment agreements provide for the following benefits:

•

payment of base salary, which may be increased upon review by the CEO (or the Board in the case of Messrs. Parker and Rich) on an annual basis but cannot be reduced except with consent of the executive;

•	payment of annual target incentive bonuses of 100% of salary for Messrs. Parker and Rich, 75% for Messrs. Brassfield, Duplantier, and Farmer, and 50% for Mr. Agnew[1]; and

•	eligibility to receive equity awards and to participate in other benefits, including without limitation, paid vacation, 401(k) plan, health insurance and life insurance.

The employment agreements also restrict the executive officers from engaging in business that competes with the Company and from soliciting employees of the Company for one year after their employment with the Company terminates. In addition, the employment agreements provide that any severance payments are subject to forfeiture if the non-competition, non-recruitment or non-solicitation covenants in their employment agreements are violated or if the Company learns of facts that would have resulted in a termination for cause. As of March 5, 2012, none of the employment agreements provides for a gross-up in the event the executive is entitled to benefits which constitute parachute payments subject to an excise tax under the Internal Revenue Code.

Post-termination payments payable to our NEOs under certain events are discussed in the table and accompanying narrative in the section titled “Potential Payments Upon Termination”.

Actions in 2012 and 2013

On March 6, 2012 the Company announced that Mr. Mannon, President and Chief Executive Officer, would leave the Company effective March 9, 2012, and that Mr. Parker Jr. would resume the duties of President and Chief Executive Officer of the Company and would continue to serve as executive chairman, while the Company conducted its search for Mr. Mannon’s permanent replacement. Mr. Mannon also resigned on March 9 from his position as a member of the Company’s Board of Directors.

In connection with Mr. Mannon’s departure, he and the Company entered into a separation agreement pursuant to which Mr. Mannon would receive the following amounts, all of which would have been payable to Mr. Mannon had he resigned from the Company in the 10-day period following the expiration of his employment agreement on April 30, 2012:

•	a lump-sum cash severance of $1,260,000;

•	his base salary through April 30, 2012; and

•	medical insurance coverage for Mr. Mannon and his covered dependents until April 30, 2013, followed by 18 months of COBRA coverage at his expense.

The Company also paid Mr. Mannon for his accrued but unused vacation time in accordance with the Company’s customary policy for all employees, made an additional cash payment of $100,000 to Mr. Mannon, and vested only a pro-rata portion of his 2010 and 2011 restricted unit awards that would otherwise not have vested until 2013 and 2014. In total, the amounts provided were less than Mr. Mannon would have been entitled to had he exercised his right to terminate his employment for “good reason”.

Following Mr. Mannon’s departure, the Board determined that it was in the best interests of the Company for Mr. Parker Jr. to immediately resume the role of president and chief executive officer on an interim basis while the Company conducted a search for Mr. Mannon’s permanent replacement. In connection with his appointment as President and Chief Executive Officer, the Company and Mr. Parker Jr. entered into an amendment to his employment agreement, pursuant to which:

•	Mr. Parker Jr.’s annual base salary was temporarily restored to $637,300;

•	the Company agreed to vest a pro-rata portion of Mr. Parker’s performance-based incentive awards upon any termination of Mr. Parker Jr.’s employment; and

[1]

On March 1, 2013, Mr. Agnew was promoted to Senior Vice President Technical Services, and his target annual incentive bonus was raised from 50% to 75%. There was no change in his salary in connection with this promotion.

•	the Company eliminated its obligation to make payments to Mr. Parker Jr. as a gross-up for excise taxes resulting from an “excess payment” under Section 280G of the Internal Revenue Code.

In addition, in consideration for Mr. Parker Jr.’s decision to resume the duties of president and chief executive officer, the Company agreed to make a cash payment to Mr. Parker Jr. of $100,000.

In March 2012, Mr. Duplantier was promoted to the position of Senior Vice President and General Counsel of the Company, and the Compensation Committee approved an increase of Mr. Duplantier’s base salary to $329,365, an increase in the multiplier for determining payments upon a change of control to 3 times his highest base salary and bonus in the last three years, an increase in the multiplier for his long-term incentive plan target award to 1.85 times his base salary and an increase in his incentive compensation plan target award to 75% of his base salary.

In April 2012, the Compensation Committee approved an increase in Mr. Brassfield’s base salary to $329,365.

In May 2012, Mr. Farmer was promoted to the position of Senior Vice President Operations of the Company, and the Compensation Committee approved an increase in Mr. Farmer’s base salary to $375,000, an increase in the multiplier for determining payments upon a change of control to 3 times his highest base salary and bonus in the last three years, an increase in the multiplier for his long-term incentive plan target award to 1.85 times his base salary and an increase in his incentive compensation plan target award to 75% of his base salary.

On July 12, 2012 the Company announced that Mr. Don Hare, Vice President of Administration, had left the Company. Mssrs. Brassfield, Duplantier and Agnew assumed Mr. Hare’s duties following his last day with the Company. In connection with Mr. Hare’s departure, he received the following amounts, all of which were payable to Mr. Hare under the terms and conditions of his employment agreement:

•	A lump-sum cash severance of $604,982;

•	His base salary through the July 31, 2012; and

•	Medical insurance coverage for Mr. Hare and his covered dependents until July 31, 2014, followed by 18 months of COBRA coverage at his expense

On September 17, 2012, the Committee approved the compensation arrangement and employment agreement for the Company’s new CEO, Gary G. Rich. Under the terms of the employment agreement, Mr. Rich is entitled to receive an annual base salary of $567,000, and he also received an initial equity award valued at $1.5 million, which is scheduled to vest as follows:

Vesting Date	% Units Vested

April 30, 2013	50%

April 30, 2014	30%

April 30, 2015	20%

Under the employment agreement, the initial term of Mr. Rich’s tenure as CEO continues through April 30, 2015.

In connection with Mr. Rich’s appointment as CEO, Mr. Parker was returned to his role as Executive Chairman, and the Committee adjusted his annual base salary accordingly to $425,000 on October 1, 2012. For 2012, Mr. Parker’s bonus opportunity was based upon a blended base salary $545,031.

On February 11, 2013, the Company announced that Mr. Brassfield, the CFO, would leave the Company effective April 30, 2013. The Company and Mr. Brassfield have entered into a separation agreement pursuant to which Mr. Brassfield will continue to serve in his role until the earlier of the appointment of his successor or April 30, 2013. To facilitate the transition of Mr. Brassfield’s responsibilities to his successor, the separation agreement also provides that Mr. Brassfield will receive the following compensation:

•	base salary through April 30, 2013, and accrued but unused vacation time in accordance with the Company’s customary policy for all employees;

•

a grant of restricted stock units commensurate with the position of the CFO and annual cash bonus with respect to 2012 performance under the Company’s incentive compensation plan, in the event the Compensation Committee approves such awards for other executive officers;

•	a lump-sum cash severance amount equal to the sum of (a) $864,583 plus (b) an amount calculated by multiplying 39,752 by the closing price for the Company’s Common Stock on April 30, 2013;

•	pro rata vesting of restricted stock grants as of April 30, 2013; and

•	medical insurance coverage for Mr. Brassfield and his covered dependents until April 30, 2015, followed by 18 months of COBRA coverage at his expense.

Compensation-Related Policies

As noted above, the 2010 LTIP authorizes the granting of traditional awards of stock options and restricted stock in addition to the annual incentive cash compensation and the long-term incentive equity awards described throughout this CD&A. The Committee has adopted a general practice, in line with its competitive markets, that restricted stock unit and performance unit awards are preferred over stock options. Accordingly, since 2002, stock option grants to executive officers generally have been made only in connection with the hiring of executive officers. No stock option grants were made in 2010, 2011 or 2012. Because stock option grants under the 2010 LTIP are used primarily for new hires, the Company has not established a policy regarding the timing of stock option grants. Full value restricted stock and restricted stock units will continue to be a significant component of the equity grants due to the following: 1) the additional amount of share usage required with options, and 2) the wide-spread industry practice of granting full value shares down to key management and employees within the organization.

COMPENSATION COMMITTEE REPORT

The Committee of the Company has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the CD&A be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Roger Plank, Chairman

George Donnelly

Robert W. Goldman

Robert E. McKee III

R. Rudolph Reinfrank

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned by the principal executive officer (“PEO”), the Principal Financial Officer (“PFO”) and the other three most highly compensated executive officers of the Company, other than the PEO and the PFO, for the year ended December 31, 2012. Collectively, the officers listed in the following table are referred to as the “Named Executive Officers” or “NEOs”. A description of the material terms of the employment agreements, or termination agreements for the NEOs is found on page 51 of this Proxy Statement. Messrs. Mannon and Hare are included below, and the compensation reported below includes the severance amounts received by Messrs. Mannon and Hare. For details regarding their payments upon termination, please refer to the “Compensation Discussion & Analysis — Actions in 2012 and 2013” found on page 52.

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Mr. Parker, Jr. – Executive Chairman of the Board and Interim CEO	2012	545,031	568,057	419,674	40,848	1,573,610
	2011	469,910	775,407	989,725	93,456	2,328,498
	2010	637,300	1,933,173	369,634	191,679	3,131,786

Mr. Rich – PEO/President and CEO	2012	141,750	1,500,003	311,750	200	1,953,703
	2011	—	—	—	—	—
	2010	—	—	—	—	—

Mr. Mannon – prior PEO/President and CEO	2012	208,385	—	—	1,386,999	1,595,384
	2011	630,000	766,525	772,797	27,366	2,196,688
	2010	630,000	1,638,464	365,400	126,611	2,760,475

Mr. Brassfield – PFO/ Senior Vice President and CFO	2012	324,642	184,108	162,807	37,548	709,105
	2011	311,611	234,341	406,369	28,475	980,796
	2010	305,501	593,883	132,892	28,373	1,060,649

Mr. Duplantier – Senior VP and General Counsel	2012	325,470	184,108	174,058	29,248	712,883
	2011	304,629	169,762	211,717	22,817	708,925
	2010	294,000	737,216	85,259	22,773	1,139,248

Mr. Agnew – VP, Technical Services	2012	293,739	125,548	106,917	18,670	544,874
	2011	280,000	161,680	194,600	39,405	675,685
	2010	21,538	319,500	30,000	—	371,038

Mr. Farmer – Senior VP Operations	2012	358,419	209,617	100,000	17,611	685,648
	2011	125,000	817,706	—	—	942,706
	2010	—	—	—	—	—

Mr. Hare – prior VP Administration	2012	145,403	211,014	47,872	748,083	1,152,372
	2011	141,230	340,668	78,524	16,085	576,507

(1)	The amounts in column (d) reflect restricted stock units granted in each year. The amount reflected for each such award is the grant-date fair value calculated in accordance with ASC Topic 718.
(2)

For Messrs. Parker, Brassfield and Duplantier, the amounts in column (e) for 2012 reflect both: (i) cash awards earned by the named individuals under the 2012 ICP, which is discussed in further detail under the heading “Compensation Discussion and Analysis —Compensation Program Components — Annual Incentive Compensation Plan” (the “ICP”) and (ii) payouts in respect of performance-based units granted under the 2010 LTI Program and described in further detail under the heading “Compensation Discussion and Analysis — 2010 Long-Term Incentive Program Award.” The performance-based units were denominated in dollars and were payable in either cash or Common Stock or a combination of cash and Common Stock after the completion of the 3-year performance period. The full value of the performance-based units were paid in cash on March 11, 2013. The amounts included in the table represent the cash value of the Committee-approved payouts at 50% of target, reflecting the Company’s relative total stockholder return and relative ROCE performance versus our peer group over the three-year performance period, 2010-2012. Messrs. Rich, Agnew and Farmer did not participate in the 2010 LT Incentive Program. Consequently, the amounts in column (e) for Messrs. Rich, Agnew and Farmer in all years, for Mr. Duplantier in 2010 and 2011, and for Messrs. Parker, Mannon and Brassfield in 2010, reflect only cash awards earned under the annual ICP.

(3)	The amounts in column (f) include for each NEO the following:
a.

matching contributions made by the Company to each of the NEOs pursuant to the Stock Bonus Plan (401(k)), which for 2012 were $12,500 for Mr. Parker, $12,500 for Mr. Mannon, $9,140 for Mr. Brassfield, $13,133 for Mr. Duplantier, $13,070 for Mr. Agnew, $8,725 for Mr. Farmer, and $12,455 for Mr. Hare;

b.	a car allowance, which for 2012 was $12,000 for each of Messrs. Parker and Brassfield, $11,300 for Mr. Duplantier, and $3,692 for each of Messrs. Mannon and Hare;
c.	club dues, which for 2012 were $4,660 for Mr. Parker, $807 for Mr. Mannon, $200 for Mr. Rich, $3,045 for Mr. Brassfield, $2,180 for Mr. Duplantier, $1,670 for Mr. Agnew, and $611 for Mr. Farmer; and
d.	the aggregate incremental cost to the Company of the NEO’s personal use, if any, of the Company aircraft, which for 2012 was $5,456.61 for Mr. Parker.

2012 Grants of Plan-Based Awards

The following table provides additional information on stock awards and equity and non-equity incentive plan awards made to our NEOs during 2012.

Name	ICP or Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Mr. Parker, Jr.	ICP	272,516	545,031	1,090,062	—	—	—	—	—

	5/18/2012	626,678	1,253,356	2,506,712				115,930	568,057

Mr. Mannon	N/A							N/A	N/A

Mr. Rich	ICP	170,000	311,750	623,500	—	—	—	—	—

	5/18/2012	—	—	—

Mr. Brassfield	ICP	121,498	242,996	485,993				37,573	184,108

	5/18/2012	203108	406216	812432

Mr. Duplantier	ICP	116,039	232,077	464,155	—	—	—	—	—

	5/18/2012	203,108	406,216	812,432				37,573	184,108

Mr. Agnew	ICP	73,231	146,462	292,923	—	—	—	—	—

	5/18/2012	138,507	277,014	554,028				25,622	125,548

Mr. Farmer	ICP	117,755	235,510	471,019	—	—	—	—	—

	5/18/2012	231,250	462,500	925,000				42,779	209,617

Mr. Hare	ICP	58,486	116,971	233,942

	5/18/2012	118,720	237,440	474,880				21,962	107,614

(1)

The amounts shown in columns (c) through (e) reflect potential bonus payouts under the 2012 ICP described in further detail under the heading “Compensation Discussion and Analysis — Compensation Program Components — Annual Incentive Compensation Plan” and potential payouts of performance-based units granted during 2012 under the 2012 LT Incentive Program and described in further detail under the heading “Compensation Discussion and Analysis — Compensation Program Components — 2012 Long-Term Incentive Program.” With respect to potential bonus payouts under the 2012 ICP, the amount in column (c), which is 25% to 50% of base salary, depending on the executive, is the amount that the executive would earn if threshold targets are achieved; the amount in column (d) reflects target bonus amount and is 40% to 100% of base salary, depending on the executive; and the amount in column (e) reflects the maximum possible bonus amount and is 100% to 200% of base salary, depending on the executive. With respect to potential payouts of performance-based units granted in 2012, the amount in column (c), which is 38% to 49% of base salary, depending on the executive, is the amount that the executive would earn if only minimum threshold targets are achieved; the amount in column (d) reflects target bonus amount and is 1.4 to 2.95 times base salary, depending on the executive; and the amount in column (e) reflects the maximum possible bonus amount and is 2.9 to 3.9 times base salary, depending on the executive. The performance-based units are denominated in dollars and are payable in either cash or Common Stock or a combination of cash and Common Stock after the completion of the 2012-2014 performance period. The amount realized at that time will be based on the Compensation Committee’s determination of performance over the applicable 3-year period.

(2)

In May 2012, the Compensation Committee approved restricted stock unit awards to Messrs. Parker, Brassfield, Duplantier, Agnew and Farmer under the 2012 LT Incentive Program. Mr. Parker received 115,930 restricted stock units having a grant date fair value of $568,056. Mr. Brassfield and Mr. Duplantier each received 37,573 restricted stock units having a grant date fair value of $184,108. Mr. Agnew received 25,622 restricted stock units having a grant date fair value of $125,548. Mr. Farmer received 42,779 restricted stock units having a grant date fair value of $209,617. All restricted stock units granted on May 18, 2012 will vest on May 18, 2015.

(3)	The amounts in this column reflect the grant date fair value of the restricted stock units granted on May 18, 2012 under the 2012 LT Incentive Program.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END TABLE

The following table summarizes the equity awards we have made to our NEOs that were outstanding as of December 31, 2012.

	Option Awards				Stock Awards

	(b)	(c)	(e)	(f)	(g)	(h)

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Options Exercised Prices ($)	Options Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)(1)(2)	Market Value of Shares of Stock that Have Not Vested ($)(3)

Name and Principal Position	Exercisable	Unexercisable

Mr. Parker, Jr. - Executive Chairman of the Board	—	—	—	—	464,035	2,134,561

Mr. Rich - PEO/President and CEO	—	—	—	—	349,651	1,608,395

Mr. Mannon - prior PEO/President and CEO	—	—	—	—	—	—

Mr. Brassfield -PFO/ Senior Vice President and CFO	—	—	—	—	143,144	658,462

Mr. Duplantier - Senior VP and General Counsel	—	—	—	—	102,841	473,069

Mr. Agnew – VP, Technical Services	—	—	—	—	80,730	371,358

Mr. Farmer - Senior VP Operations	—	—	—	—	129,584	596,086

Mr. Hare - prior VP, Administration	—	—	—	—	—	—

(1)	Amounts in column (g) were granted as follows:

•	Mr. Parker Jr. – 249,930 RSUs were granted on March 1, 2010; 153,723 RSUs on July 23, 2010; 144,396 RSUs on March 11, 2011; and 115,930 RSUs on May 18, 2012.

•	Mr. Rich – 349,651 RSUs were granted on October 1, 2012.

•	Mr. Brassfield – 77,370 RSUs were granted on March 1, 2010; 46,458 RSUs on July 23, 2010; 43,639 RSUs on March 11, 2011; and 37,573 RSUs on May 18, 2012.

•	Mr. Duplantier – 33,655 RSUs were granted on July 23, 2010; 31,613 RSUs on March 11, 2011; and 37,573 RSUs on May 18, 2012.

•	Mr. Agnew – 75,000 RSUs were granted on December 7, 2010; 30,108 RSUs on March 11, 2011; and 25,622 RSUs on May 18, 2012.

•	Mr. Farmer – 130,208 RSUs were granted on August 15, 2011; and 42,779 RSUs on May 18, 2012.

(2)	Amounts in column (g) vest as follows:

•	Mr. Parker Jr. – 153,723 will vest on July 23, 2013; 144,396 on March 11, 2014; and 115,930 on May 18, 2015.

•	Mr. Rich – 174,825 will vest on April 30, 2013; 104,895 on April 30, 2014; and 69,931 on April 30, 2015.

•

Mr. Brassfield – In connection with the Separation Agreement entered into between Mr. Brassfield and the Company on February 8, 2013, Mr. Brassfield will receive pro rata vesting of restricted stock grants as of April 30, 2013. All remaining shares will be forfeited.

•	Mr. Duplantier – 33,655 will vest on July 23, 2013; 31,613 on March 11, 2014; and 37,573 on May 18, 2015.

•	Mr. Agnew – 25,000 will vest on December 7, 2013; 30,108 on March 11, 2014; and 25,622 on May 18, 2015.

•	Mr. Farmer – 43,403 will vest on August 15, 2013; 43,402 on August 15, 2014; and 42,779 on May 18, 2015.

(3)	Market value based on closing price of Company Common Stock on December 31, 2012 of $4.60 per share.

2012 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides additional information about the value realized by our NEOs on vesting of stock awards during 2012.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Name and Principal Position	Exercisable	Unexercisable

Mr. Parker, Jr. - Executive Chairman of the Board	—	—	49,986	322,910

Mr. Rich - PEO/President and CEO	—	—	—	—

Mr. Mannon - prior PEO/President and CEO	—	—	176,565	914,391

Mr. Brassfield - PFO/ Senior Vice President and CFO			15,474	99,962

Mr. Duplantier - VP and General Counsel	—	—	58,332	265,494

Mr. Agnew - VP, Technical Services	—	—	25,000	109,000

Mr. Farmer - Senior VP Operations	—	—	43,403	208,334

Mr. Hare - prior VP Administration	—	—	25,386	116,633

(1)

For most awards, the value was based on the closing price of Company Common Stock on date of vesting or on the preceding business day if the date of vesting fell on a holiday or weekend. For awards granted on March 1, 2010 to Messrs. Parker, Mannon and Brassfield, the value was based upon an average of the day’s opening and high prices for the day on which the grants vested, March 1, 2012.

POTENTIAL PAYMENTS UPON TERMINATION

The tables below reflect the amount of compensation to each of the NEOs in the event of termination of such executive’s employment. The amount of compensation payable to each NEO upon voluntary termination, normal retirement, involuntary not-for-cause termination, termination by the executive for good reason, for cause termination, termination within two years following a change in control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2012, and reflect the executive’s current base salary and agreement terms. For information regarding the payments upon termination made to Messrs. Mannon and Hare, please refer to the “Compensation Discussion & Analysis – Actions in 2012 and 2013” found on page 52.

For each NEO a “change in control” is generally defined to include the acquisition by a person of 50% or more of the Company’s voting power, specified changes in a majority of the Board of Directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company, the sale or liquidation of the Company and such events as the Board of Directors determines to constitute a change in control.

The following table describes the potential payments upon termination or change in control of the Company for Robert L. Parker, Jr., the Company’s Executive Chairman of the Board.

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Normal Retirement (2) ($)	Involuntary Not for Cause Termination (2) ($)	For Cause Termination	Involuntary Good Reason Termination (2) ($)	Change In Control (3) ($)	Death Or Disability (2) ($)
Compensation:
Cash Severance Compensation (1)	—	2,548,954	2,548,954	—	2,548,954	3,823,431	—
Pro-rata Annual Incentive Compensation	—	545,031	545,031	—	545,031	545,031	—
Long-term Incentives
Restricted Stock; unvested and accelerated (4)	—	1,305,305	1,305,305	—		2,134,561	2,134,561
Performance Units; unvested and accelerated (5)	—	—	—	—	—	3,760,069	3,760,069

Benefits and Perquisites:
Post-termination health care (6)	—	27,631	27,631	—	27,631	39,961
Accrued Vacation Pay	49,038	49,038	49,038	49,038	49,038	49,038	49,038

Total:	49,038	4,475,959	4,475,959	49,038	3,170,654	10,352,092	5,943,668

(1)

“Cash Severance Compensation” represents a cash payment calculated by multiplying the factor in footnotes (2) or (3), as applicable, by certain combinations of base salary and annual incentive compensation.

(2)

In the event of termination due to any of these reasons, Mr. Parker’s employment agreement provides generally that he will receive a payment of 2 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 5 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 24 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants.

(3)

In the event of termination following a change in control, Mr. Parker’s employment agreement provides generally that he will receive a payment of 3 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 5 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 36 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants and Performance Units under the 2010 Long-Term Incentive Plan.

(4)

In the event of normal retirement or involuntary termination without cause, Mr. Parker’s Restricted Stock Unit Incentive Agreements provide that all of the restrictions and any other conditions for outstanding restricted stock units shall be fully satisfied on a pro-rata basis, and thus only that pro-rata portion of the outstanding restricted stock units shall become free of all restrictions and vested, and any remaining unvested units shall be forfeited. In the event that Mr. Parker’s employment is terminated involuntarily without cause within two years of a change in control or as a result of death or disability, then all of the outstanding restricted stock units shall become 100% vested and free of all restrictions on such date.

(5)

In the event that Mr. Parker’s employment is terminated involuntarily without cause within two years of a change in control or as a result of death or disability, then his Performance Unit Award Incentive Agreements provide that all outstanding performance units become 100% vested on such date.

(6)	Value based on COBRA rate as determined by the Company self-insurance plan.

The following table describes the potential payments upon termination or change in control of the Company for Gary Rich, the Company’s President and Chief Executive Officer.

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Normal Retirement ($)	Involuntary Not for Cause Termination (2) ($)	For Cause Termination	Involuntary Good Reason Termination (2) ($)	Change In Control (3) ($)	Death Or Disability ($)
Compensation:

Cash Severance Compensation (1)	—	—	2,268,000	—	2,268,000	3,402,000
Pro-rata Annual Incentive Compensation	—	—	141,750	—	141,750	141,750

Long-term Incentives
Restricted Stock; unvested and accelerated (4)	—	—	344,656	—	—	1,608,395	1,608,395
Performance Units; unvested and accelerated	—	—	—	—	—	—	—

Benefits and Perquisites:
Post-termination health care (5)	—	—	24,661	—	24,661	36,991	24,661
Accrued Vacation Pay	65,423	65,423	65,423	65,423	65,423	65,423	65,423

Total:	65,423	65,423	2,844,490	65,423	2,499,834	5,254,559	1,840,229

(1)

Cash Severance Compensation” represents a cash payment calculated by multiplying the factor in footnotes (2) or (3), as applicable, by certain combinations of base salary and annual incentive compensation.

(2)

In the event of termination due to any of these reasons, Mr. Rich’s employment agreement provides generally that he will receive a payment of 2 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 24 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants.

(3)

In the event of termination following a change in control, Mr. Rich’s employment agreement provides generally that he will receive a payment of 3 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 36 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants and Performance Units under the 2010 Long-Term Incentive Plan.

(4)

In the event of n involuntary termination without cause, Mr. Rich’s Restricted Stock Unit Incentive Agreements provide that all of the restrictions and any other conditions for outstanding restricted stock units shall be fully satisfied on a pro-rata basis, and thus only that pro-rata portion of the outstanding restricted stock units shall become free of all restrictions and vested, and any remaining unvested units shall be forfeited. In the event that Mr. Rich’s employment is terminated involuntarily without cause within two years of a change in control or as a result of death or disability, then all of the outstanding restricted stock units shall become 100% vested and free of all restrictions on such date.

(5)	Value based on COBRA rate as determined by the Company self-insurance plan.

The following table describes the potential payments upon termination or change in control of the Company for W. Kirk Brassfield, the Company’s Senior Vice President and Chief Financial Officer

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Normal Retirement (2) ($)	Involuntary Not for Cause Termination (2) ($)	For Cause Termination	Involuntary Good Reason Termination (2) ($)	Change In Control (3) ($)	Death Or Disability (2) ($)
Compensation:
Cash Severance Compensation (1)	—	—	864,583	—	864,583	1,729,166	—
Pro-rata Annual Incentive Compensation	—	—	247,024	—	247,024	247,024	—
Long-term Incentives
Restricted Stock; unvested and accelerated (4)		398,489	398,489	—	—	658,462	658,462
Performance Units; unvested and accelerated (5)	—	—	—	—	—	1,163,784	1,163,784

Benefits and Perquisites:
Post-termination health care (6)	—	—	24,672	—	24,672	37,008	—
Accrued Vacation Pay	38,004	38,004	38,004	38,004	38,004	38,004	38,004

Total:	38,004	436,492	1,572,771	38,004	1,174,283	3,873,448	1,860,250

(1)

“Cash Severance Compensation” represents a cash payment calculated by multiplying the factor in footnotes (2) or (3), as applicable, by certain combinations of base salary and annual incentive compensation.

(2)

In the event of termination due to any of these reasons, Mr. Brassfield’s employment agreement provides generally that he will receive a payment of 1.5 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 24 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants. Under the Company’s 2010 Long-Term Incentive Plan, 33% of the target compensation - “the Restricted Stock Units” - would vest on a pro-rata basis. All Performance Awards under the 2010 Long-Term Incentive Plan would automatically expire and terminate.

(3)

In the event of termination following a change in control, Mr. Brassfield’s employment agreement provides generally that he will receive a payment of 3 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 36 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants and Performance Units under the 2010 Long-Term Incentive Plan.

(4)

In the event of normal retirement or involuntary termination without cause, Mr. Brassfield’s Restricted Stock Unit Incentive Agreements provide that all of the restrictions and any other conditions for outstanding restricted stock units shall be fully satisfied on a pro-rata basis, and thus only that pro-rata portion of the outstanding restricted stock units shall become free of all restrictions and vested, and any remaining unvested units shall be forfeited. In the event that Mr. Brassfield’s employment is terminated involuntarily without cause within two years of a change in control or as a result of death or disability, then all of the outstanding restricted stock units shall become 100% vested and free of all restrictions on such date.

(5)

In the event that Mr. Brassfield’s employment is terminated involuntarily without cause within two years of a change in control or as a result of death or disability, then his Performance Unit Award Incentive Agreements provide that all outstanding performance units become 100% vested on such date.

(6)	Value based on COBRA rate as determined by the Company self-insurance plan.

The following table describes the potential payments upon termination or change in control of the Company for Jon-Al Duplantier, the Company’s Senior Vice President, General Counsel.

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Normal Retirement (2) ($)	Involuntary Not for Cause Termination (2) ($)	For Cause Termination	Involuntary Good Reason Termination (2) ($)	Change In Control (3) ($)	Death Or Disability (2) ($)
Compensation:
Cash Severance Compensation (1)	—	—	864,583	—	864,583	1,729,166	—
Pro-rata Annual Incentive Compensation	—	—	247,024	—	247,024	247,024	—
Long-term Incentives
Restricted Stock; unvested and accelerated (4)		256,289	256,289	—	—	473,069	473,069
Performance Units; unvested and accelerated (5)	—	—	—	—	—	955,016	955,016

Benefits and Perquisites:
Post-termination health care (6)	—	—	35,256	—	35,256	52,884	—
Accrued Vacation Pay	38,004	38,004	38,004	38,004	38,004	38,004	38,004

Total:	38,004	511,072	1,657,935	38,004	1,184,867	3,495,163	1,466,089

(1)

“Cash Severance Compensation” represents a cash payment calculated by multiplying the factor in footnotes (2) or (3), as applicable, by certain combinations of base salary and annual incentive compensation.

(2)

In the event of termination due to any of these reasons, Mr. Duplantier’s employment agreement provides generally that he will receive a payment of 1.5 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 24 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants. Under the Company’s 2010 Long-Term Incentive Plan, 33% of the target compensation - “the Restricted Stock Units” - would vest on a pro-rata basis. All Performance Awards under the 2010 Long-Term Incentive Plan would automatically expire and terminate.

(3)

In the event of termination following a change in control, Mr. Duplantier’s employment agreement provides generally that he will receive a payment of 3 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 36 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants and Performance Units under the 2010 Long-Term Incentive Plan.

(4)

In the event of normal retirement or involuntary termination without cause, Mr. Duplantier’s Restricted Stock Unit Incentive Agreements provide that all of the restrictions and any other conditions for outstanding restricted stock units shall be fully satisfied on a pro-rata basis, and thus only that pro-rata portion of the outstanding restricted stock units shall become free of all restrictions and vested, and any remaining unvested units shall be forfeited. In the event that Mr. Duplantier’s employment is terminated involuntarily without cause within two years of a change in control or as a result of death or disability, then all of the outstanding restricted stock units shall become 100% vested and free of all restrictions on such date.

(5)

In the event that Mr. Duplantier’s employment is terminated involuntarily without cause within two years of a change in control or as a result of death or disability, then his Performance Unit Award Incentive Agreements provide that all outstanding performance units become 100% vested on such date.

(6)	Value based on COBRA rate as determined by the Company self-insurance plan.

The following table describes the potential payments upon termination or change in control of the Company for Philip Agnew, Vice President, Technical Services.

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Normal Retirement (2) ($)	Involuntary Not for Cause Termination (2) ($)	For Cause Termination	Involuntary Good Reason Termination (2) ($)	Change In Control (3) ($)	Death Or Disability (2) ($)
Compensation:
Cash Severance Compensation (1)	—	—	737,100	—	737,100	982,800	—
Pro-rata Annual Incentive Compensation	—	—	148,400	—	148,400	148,400	—
Long-term Incentives
Restricted Stock; unvested and accelerated (4)	—	120,410	120,410	—	—	371,358	371,358
Performance Units; unvested and accelerated (5)	—	—	—	—	—	538,347	538,347

Benefits and Perquisites:
Post-termination health care (6)	—	—	35,256	—	35,256	52,884
Accrued Vacation Pay	34,246	34,246	34,246	34,246	34,246	34,246	34,246

Total:	34,246	154,656	1,075,412	34,246	955,002	2,128,035	943,951

(1)

“Cash Severance Compensation” represents a cash payment calculated by multiplying the factor in footnotes (2) or (3), as applicable, by certain combinations of base salary and annual incentive compensation.

(2)

In the event of termination due to any of these reasons, Mr. Agnew’s employment agreement provides generally that he will receive a payment of 1.5 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 24 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants. Under the Company’s 2010 Long-Term Incentive Plan, 33% of the target compensation - “the Restricted Stock Units” - would vest on a pro-rata basis. All Performance Awards under the 2010 Long-Term Incentive Plan would automatically expire and terminate.

(3)

In the event of termination following a change in control, Mr. Agnew’s employment agreement provides generally that he will receive a payment of 2 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 36 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants and Performance Units under the 2010 Long-Term Incentive Plan.

(4)

In the event of normal retirement or involuntary termination without cause, Mr. Agnew’s Restricted Stock Unit Incentive Agreements provide that all of the restrictions and any other conditions for outstanding restricted stock units shall be fully satisfied on a pro-rata basis, and thus only that pro-rata portion of the outstanding restricted stock units shall become free of all restrictions and vested, and any remaining unvested units shall be forfeited. In the event that Mr. Agnew’s employment is terminated involuntarily without cause within two years of a change in control or as a result of death or disability, then all of the outstanding restricted stock units shall become 100% vested and free of all restrictions on such date.

(5)

In the event that Mr. Agnew’s employment is terminated involuntarily without cause within two years of a change in control or as a result of death or disability, then his Performance Unit Award Incentive Agreements provide that all outstanding performance units become 100% vested on such date.

(6)	Value based on COBRA rate as determined by the Company self-insurance plan.

The following table describes the potential payments upon termination or change in control of the Company for David Farmer, Senior Vice President, Operations.

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Normal Retirement (2) ($)	Involuntary Not for Cause Termination (2) ($)	For Cause Termination	Involuntary Good Reason Termination (2) ($)	Change In Control (3) ($)	Death Or Disability (2) ($)
Compensation:
Cash Severance Compensation (1)	—	—	984,375	—	984,375	1,312,500	—
Pro-rata Annual Incentive Compensation	—	—	187,500	—	187,500	187,500	—
Long-term Incentives
Restricted Stock; unvested and accelerated (4)	—	126,914	126,914	—	—	596,086	596,086
Performance Units; unvested and accelerated (5)	—	—	—	—	—	462,500	462,500

Benefits and Perquisites:
Post-termination health care (6)	—	—	35,256	—	35,256	52,884
Accrued Vacation Pay	34,246	34,246	34,246	34,246	34,246	34,246	34,246

Total:	34,246	161,160	1,368,291	34,246	1,241,377	2,645,717	1,092,833

(1)

“Cash Severance Compensation” represents a cash payment calculated by multiplying the factor in footnotes (2) or (3), as applicable, by certain combinations of base salary and annual incentive compensation.

(2)

In the event of termination due to any of these reasons, Mr. Farmer’s employment agreement provides generally that he will receive a payment of 1.5 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 24 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants. Under the Company’s 2010 Long-Term Incentive Plan, 33% of the target compensation - “the Restricted Stock Units” - would vest on a pro-rata basis. All Performance Awards under the 2010 Long-Term Incentive Plan would automatically expire and terminate.

(3)

In the event of termination following a change in control, Mr. Farmer’s employment agreement provides generally that he will receive a payment of 2 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 36 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants and Performance Units under the 2010 Long-Term Incentive Plan.

(4)

In the event of normal retirement or involuntary termination without cause, Mr. Farmer’s Restricted Stock Unit Incentive Agreements provide that all of the restrictions and any other conditions for outstanding restricted stock units shall be fully satisfied on a pro-rata basis, and thus only that pro-rata portion of the outstanding restricted stock units shall become free of all restrictions and vested, and any remaining unvested units shall be forfeited. In the event that Mr. Farmer’s employment is terminated involuntarily without cause within two years of a change in control or as a result of death or disability, then all of the outstanding restricted stock units shall become 100% vested and free of all restrictions on such date.

(5)

In the event that Mr. Farmer’s employment is terminated involuntarily without cause within two years of a change in control or as a result of death or disability, then his Performance Unit Award Incentive Agreements provide that all outstanding performance units become 100% vested on such date.

(6)	Value based on COBRA rate as determined by the Company self-insurance plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table lists the equity compensation plan information for plans approved by stockholders and the equity compensation plans not approved by stockholders as of December 31, 2012:

	A	B	C

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A (#)(2)
Equity compensation plans approved by security holders	—	—	2,177,892

Equity compensation plans not approved by security holders	—	—	—

Total	—	—	2,177,892

(1)	Excludes 2,368,588 shares that could be issued upon the vesting of restricted stock units granted under the 2010 Plan and outstanding as of December 31, 2012.

(2)

As of December 31, 2012, these shares were available for grants of equity-based incentive awards under the 2010 LT Incentive Plan. As of March 15, 2013, there remained 2,052,849 shares available for issuance, and there were no options outstanding. We had 2,297,922 restricted stock units outstanding as of March 15, 2013.

OTHER INFORMATION

If you have questions or need more information about the Annual Meeting, call 281-406-2000, or write to:

Parker Drilling Company

Corporate Secretary

5 Greenway Plaza, Suite 100

Houston, Texas 77046

Whether or not you plan to attend the Annual Meeting, please vote by telephone or Internet or mark, sign, date and promptly return your completed proxy in the enclosed envelope. The toll free number to vote by telephone is at no cost to you. No postage is required for mailing in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON May 8, 2013.

Stockholders may view this Proxy Statement and our 2012 Annual Report to Stockholders over the Internet by accessing our website at www.parkerdrilling.com. Information on our website does not constitute a part of this Proxy Statement.

By order of the Board of Directors,

/s/ Jon-Al Duplantier

Jon-Al Duplantier

Secretary

Houston, Texas

March 27, 2013

ANNUAL REPORT

The Company has provided to each person whose proxy is being solicited a copy of its 2012 Annual Report to Stockholders. The Company will provide without charge to each person who requests, a copy of the Company’s Annual Report on Form 10-K (including the financial statements and financial schedules thereto) required to be filed with the Securities and Exchange Commission for the year ended December 31, 2012. Such requests should be directed to Mr. Richard Bajenski, Investor Relations Department, Parker Drilling Company, 5 Greenway Plaza, Suite 100, Houston, Texas 77046.

Stockholders are invited to keep current on the Company’s latest contracts, news releases and other developments throughout the year by way of the Internet. The Parker Drilling Company homepage can be accessed by setting your World Wide Web browser to www.parkerdrilling.com for regularly updated information.

Appendix A

Parker Drilling Company

2010 Long-Term Incentive Plan as Amended and Restated

(as of May 8, 2013)

PARKER DRILLING COMPANY

2010 LONG-TERM INCENTIVE PLAN

(As Amended and Restated as of May 8, 2013)

PARKER DRILLING COMPANY

2010 LONG-TERM INCENTIVE PLAN

(As Amended and Restated as of May 8, 2013)

SECTION 1

PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1	Establishment and Purpose

Parker Drilling Company (the “Company”), hereby amends and restates the following Parker Drilling Company 2010 Long-Term Incentive Plan (the “Plan”).

The purpose of this Plan is to foster and promote the long-term financial success of the Company and to increase stockholder value by: (a) encouraging the commitment of Employees and Outside Directors, (b) motivating superior performance of key Employees and Outside Directors by means of long-term performance related incentives, (c) encouraging and providing Employees and Outside Directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company’s stockholders, (d) attracting and retaining Employees and Outside Directors by providing competitive compensation opportunities, and (e) enabling Employees and Outside Directors to share in the long-term growth and success of the Company.

1.2	Definitions

The following terms shall have the meanings set forth below:

(a)        Affiliate.  This term means an “affiliate” of the Company, as such term is described in Rule 12b-2 under the Exchange Act.

(b)        Authorized Officer.  Authorized Officer shall mean the Chairman of the Board, the Chief Executive Officer of the Company or the senior human resources officer of the Company (or any other senior officer of the Company to whom any of such individuals shall delegate the authority to execute any Incentive Agreement).

(c)        Board.  The Board of Directors of the Company.

(d)        Cash Award. An Incentive Award in the form of a Performance-Based Cash Award or an Other Cash Award.

(e)        Cause. Unless otherwise provided in an Incentive Agreement, when used in connection with the termination of a Grantee’s Employment, the termination of the Grantee’s Employment by the Company or any Subsidiary by reason of:

(i)    the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony or entering the plea of nolo contendere to such crime by the Grantee;

(ii)   the commission by the Grantee of a material act of fraud upon the Company or any Affiliate;

(iii)  the material misappropriation by the Grantee of any funds or other property of the Company or any Affiliate;

(iv)  the knowing engagement by the Grantee, without the written approval of the Board, in any material activity which directly competes with the business of the Company or any Affiliate, or which would directly result in a material injury to the business or reputation of the Company or any Affiliate; or

(v)  with respect to any Grantee who is an Employee (A) a material breach by the Employee during his employment period of any of the restrictive covenants set out in his employment agreement with the Company or any Affiliate, if applicable, or (B) the willful, material and repeated nonperformance of Employee’s duties to the Company or any Affiliate (other than by reason of Employee’s illness or incapacity), but Cause shall not exist hereunder until after written notice from the Board has been given to Employee of such material breach or nonperformance (which notice specifically identifies the manner and sets forth specific facts, circumstances and examples in which the Board believes that Employee has breached the Agreement or not substantially performed his duties) and Employee has failed to cure such alleged breach or nonperformance within the time period set by the Board, but in no event less than 30 business days after his receipt of such notice; and, for purposes of this clause (v), no act or failure to act on Employee’s part shall be deemed “willful” unless it is done or omitted by Employee not in good faith and without his reasonable belief that such action or omission was in the best interest of the Company (assuming disclosure of the pertinent facts, any action or omission by Employee after consultation with, and in accordance with the advice of, legal counsel reasonably acceptable to the Company shall be deemed to have been taken in good faith and to not be willful for purposes of this definition of “Cause”).

(f)       Code.  The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

(g)      Committee.  The Compensation Committee of the Board; provided, however, the term “Committee” as used in this Plan with respect to any Incentive Award for an Outside Director shall refer to the entire Board. In the case of an Incentive Award for an Outside Director, the Board shall have all the powers and responsibilities of the Committee hereunder as to such Incentive Award, and any actions as to such Incentive Award may be acted upon only by the Board (unless it otherwise designates in its discretion).

(h)      Common Stock.  The common stock of the Company, $.1666 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

(i)       Company. Parker Drilling Company, a Delaware corporation.

(j)       Covered Employee.  A named executive officer who is one of the group of covered employees of the Company, as defined in Code Section 162(m) and Treasury Regulation § 1.162-27(c).

(k)      Dividend Equivalent.    Dividend Equivalent shall have the meaning set forth in Section 8.4.

(l)       Employee.  Any employee of the Company (or any Subsidiary) within the meaning of Code Section 3401(c) and any prospective employee conditioned upon, and effective not earlier than such person’s becoming an employee of the Company (or any Subsidiary), who, in the opinion of the Committee, is in a position to contribute to the growth, development or financial success of the Company (or any Subsidiary), including, without limitation, officers who are members of the Board.

(m)     Employment. Employment means that the individual is employed as an Employee or by any corporation issuing or assuming an Incentive Award in any transaction described in Code Section 424(a), or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Code Section 424(a). In this regard, the transfer of a Grantee from Employment by the Company to Employment by any Subsidiary, the transfer of a Grantee from Employment by any Subsidiary to Employment by the Company, or the transfer of a Grantee from employment by any Subsidiary to Employment by another Subsidiary, shall not be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, or health, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or written agreement. The term “Employment” for all purposes of this Plan shall include current service on the Board by an Outside Director.

(n)        Exchange Act. The Securities Exchange Act of 1934, as amended.

(o)        Fair Market Value. The Fair Market Value of a Share shall mean, as of a particular date, (1) if Shares are listed on a national securities exchange, the closing sales price per Share on the consolidated transaction reporting system for the principal national securities exchange on which Shares are listed on the day before such date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (2) if the Shares are not so listed, the average of the closing bid and asked price on the day before such date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system, (3) if Shares are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or (4) if none of the above are applicable, the fair market value of a Share as determined in good faith by the Committee. Fair Market Value shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(p)        Freestanding Stock Appreciation Right.  Freestanding Stock Appreciation Right shall have the meaning set forth in Section 2.4.

(q)        Grantee. Any Employee or Outside Director who is granted an Incentive Award under this Plan.

(r)         Immediate Family. With respect to a Grantee, the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(s)        Incentive Award. A grant of an award under this Plan to a Grantee, including any Non-statutory Stock Option, Incentive Stock Option, Stock Appreciation Right (SAR), Restricted Stock Award, Performance-Based Stock-Based Award, Performance-Based Cash Award, Other Stock-Based Award or Other Cash Award.

(t)         Incentive Agreement.  The written or electronic notice setting forth the terms and conditions pursuant to which an Incentive Award is granted under this Plan, as such agreement is further defined in Section 7.1.

(u)        Incentive Stock Option or ISO.  A Stock Option granted by the Committee to an Employee under Section 2 which is designated by the Committee as an Incentive Stock Option and is intended to qualify as an Incentive Stock Option under Code Section 422.

(v)        Non-statutory Stock Option. A Stock Option granted by the Committee to a Grantee under Section 2 that is not designated by the Committee as an Incentive Stock Option.

(w)       Option Price. The exercise price at which a Share may be purchased by the Grantee of a Stock Option.

(x)        Other Cash Award. An Incentive Award granted by the Committee to a Grantee under Section 5.2 that is valued by reference to, or is otherwise based upon, cash.

(y)        Other Stock-Based Award. An Incentive Award granted by the Committee to a Grantee under Section 4.1 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(z)        Outside Director. A member of the Board who is not, at the time of grant of an Incentive Award, an Employee, and any prospective director conditioned upon, and effective not earlier than, such person’s becoming a member of the Board who is not an Employee.

(aa)      Payee.  Payee shall have the meaning set forth in Section 8.3.

(bb)      Performance-Based Award. A grant of an Incentive Award under this Plan pursuant to Section 6 that is either a Performance-Based Stock-Based Award or a Performance-Based Cash Award.

(cc)      Performance-Based Cash Award. An Incentive Award granted to a Grantee pursuant to Section 5 of this Plan, that provides for a cash payment subject to a risk of forfeiture if the specified Performance Criteria are not met.

(dd)        Performance-Based Exception.  The performance-based exception from the tax deductibility limitations of Code Section 162(m), as prescribed in Code Section 162(m)(4)(C) and Treasury Regulation § 1.162-27(e).

(ee)        Performance-Based Stock-Based Award.  An Incentive Award under this Plan to a Grantee that provides for a payment in cash or Shares, subject to a risk of forfeiture if the specified Performance Criteria are not met.

(ff)          Performance Criteria.  The business criteria that are specified by the Committee pursuant to Section 6 for an Incentive Award that is intended to qualify for the Performance-Based Exception; the satisfaction of such business criteria during the Performance Period being required for the grant and/or vesting of the particular Incentive Award to occur, as specified in the Incentive Agreement.

(gg)        Performance Period.  A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee’s right to and the payment value of any Performance-Based Award.

(hh)        Performance Share.  An Incentive Award granted by the Committee to the Grantee as described in Section 4.1.

(ii)           Permitted Assignee.    Permitted Assignee shall have the meaning set forth in Section 7.3.

(jj)           Phantom Share.  An Incentive Award granted by the Committee to the Grantee as described in Section 4.1.

(kk)         Plan or LTIP. The Parker Drilling Company 2010 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

(ll)           Plan Year. A calendar year commencing on January 1 and ending on December 31.

(mm)      Prior Plans. The Parker Drilling Company 2005 Long-Term Incentive Plan, as amended, and the Parker Drilling Company 2010 Long-Term Incentive Plan.

(nn)        Pro-Rata Basis.  Unless otherwise provided in an Incentive Agreement, Pro-Rata Basis means an amount determined by: (i) multiplying all of the Units, Shares or other measure of an Incentive Award granted pursuant to such Incentive Award by a fraction, the numerator of which is the number of months (including any partial months) that have elapsed from the date the Incentive Award was granted to the determination date, and the denominator of which is the number of months from the date the Incentive Award was granted that is required for all such Units, Shares or other measure of the Incentive Award to fully vest pursuant to the Incentive Agreement by reason of continued service notwithstanding the event that occurred on the determination date, and (ii) subtracting the number of Units, Shares or other measure of the Incentive Award, if any, already vested on or before the determination date under the terms of such Incentive Award from the amount determined in (i) above.

(oo)        Restatement Date.  Restatement Date shall mean May 8, 2013.

(pp)        Restricted Stock. Shares of Common Stock issued or transferred to a Grantee pursuant to Section 3.

(qq)        Restricted Stock Award.  An authorization by the Committee to issue or transfer Restricted Stock to a Grantee pursuant to Section 3.

(rr)          Restricted Stock Unit. An Incentive Award granted by the Committee to the Grantee as described in Section 4.1.

(ss)         Restriction Period. The period of time determined by the Committee and set forth in the Incentive Agreement during which the transfer of an Incentive Award by the Grantee is restricted.

(tt)          Retirement.  The voluntary termination of Employment from the Company and any Subsidiary constituting retirement for age: (i) on any date after the Employee attains the normal retirement age of 60 years and has completed at least five years of Employment with the Company or any

Subsidiary, or in the case of an Outside Director, has completed at least five years of service as a member of the Board regardless of age; or (ii) an earlier retirement date or such other date as may be designated by the Committee in the Grantee’s individual Incentive Agreement as constituting retirement for age.

(uu)         Share.  A share of Common Stock of the Company.

(vv)         Stock Appreciation Right or SAR.  A Stock Appreciation Right as described in Section 2.4.

(ww)       Stock Award. An Incentive Award granted under the Plan in the form of Shares or units denominated in Shares, and includes Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. Stock Awards do not include Stock Options and SARs.

(xx)         Stock Option or Option. Pursuant to Section 2, (i) an Incentive Stock Option granted to an Employee or (ii) a Non-statutory Stock Option granted to an Employee or Outside Director, which Option provides the Grantee with the right to purchase Shares of Common Stock upon specified terms. In accordance with Code Section 422, only an Employee may be granted an Incentive Stock Option.

(yy)         Subsidiary. Any entity (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than 50% equity interest, except that with respect to the issuance of Incentive Stock Options, the term “Subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Code Section 424(f) as required by Code Section 422.

(zz)         Substitute Awards.  Substitute Awards shall mean Incentive Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(aaa)       Tandem Stock Appreciation Right.  Tandem Stock Appreciation Right shall have the meaning set forth in Section 2.4.

1.3	Plan Administration

(a)          Committee.  The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Grantees to whom Incentive Awards may from time to time be granted hereunder; (ii) determine the type or types of Incentive Awards, not inconsistent with the provisions of the Plan, to be granted to each Grantee hereunder; (iii) determine the number of Shares to be covered by each Incentive Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Incentive Award granted hereunder; (v) determine whether, to what extent and under what circumstances Incentive Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Incentive Award made under the Plan shall be deferred either automatically or at the election of the Grantee; (vii) determine whether, to what extent and under what circumstances any Incentive Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Incentive Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Incentive Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Incentive Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Subject to Section 2.2(c) and Section 2.4(b)(l) hereof, the Committee may, in its discretion, (1) provide for the extension of the exercisability of an Incentive Award, or (2) in the event of death, disability, retirement or change of control, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provision of this Plan or an Incentive Award or otherwise amend or modify an Incentive Award in any manner that is, in either case, (A) not adverse to the Grantee to whom such Incentive Award was granted, (B) consented to by such Grantee or (C) authorized by Section 7.5 hereof; provided, however, that no such action shall permit the term of any Option to be greater than 10 years from its Grant Date. Incentive Awards may be awarded either: alone, or in addition to, or in conjunction with any other Incentive Awards.

(b)        Decisions.  Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Grantee, and any Subsidiary. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(c)        Delegation of Authority.   The Committee may delegate any of its authority to grant Incentive Awards to Employees who are not subject to Section 16(b) of the Exchange Act, subject to Section 1.3(a) above, to the Board or to any other committee of the Board, provided such delegation is made in writing and specifically sets forth such delegated authority. The Committee may also delegate to an Authorized Officer authority to execute on behalf of the Company any Incentive Agreement. The Committee and the Board, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law.

         Incentive Awards to be granted on behalf of any Outside Director shall be reviewed and approved by the Board (which functions as the Committee for this purpose).

(d)        Indemnification.  Each person who is or was a member of the Committee or the Board shall be indemnified by the Company to the fullest extent permitted by law against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan. Each such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles or Certificate of Incorporation or Bylaws, pursuant to any separate indemnification or hold harmless agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(e)        Electronic Writings.  Any instrument or notice required to be in writing hereunder will be considered to be in writing if effected electronically.

1.4	Common Stock Available

        The Common Stock available for issuance or transfer under this Plan shall be made available from Shares now or hereafter: (a) held in the treasury of the Company; (b) authorized but unissued; or (c) purchased or acquired by the Company. No fractional shares shall be issued under this Plan; payment for fractional shares shall be made in cash.

(a)        Shares Available.    Subject to Section 1.4(b), Section 1.4(c) and adjustment under Section 7.5, on or after the Restatement Date the aggregate of 2,177,892 Shares that were remaining for grant under the Prior Plans as of December 31, 2012 plus 5,200,000 Shares shall be authorized for grant under the Plan.

(b)        Forfeitures; Expirations; Withholding Shares; Payment in Shares. If (i) any Shares subject to an Incentive Award are forfeited, an Incentive Award expires or an Incentive Award is settled for cash (in whole or in part), or (ii) after December 31, 2012 any Shares subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the Shares subject to such Incentive Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for grant under paragraph (a) of this Section, and the Shares subject to an award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the number of Shares authorized for grant under paragraph (a) of this Section. In the event that withholding tax liabilities arising from an Incentive Award or an award under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall again be available for grant under paragraph (a) of this Section. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Grantee or withheld by the Company in payment of the Option Price of an Option or, after December 31, 2012, an option under any Prior Plan, (ii) Shares tendered by the Grantee or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after December 31, 2012, options or stock appreciation rights under any Prior Plan, (iii) Shares subject to a Stock Appreciation Right or, after December 31, 2012, a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2012, options under any Prior Plan.

(c)        Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Grantee in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, a number of Shares equal to the number of shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) shall be available for grant under paragraph (a) of this Section; provided that Incentive Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Outside Directors prior to such acquisition or combination.

(d)        Limitations on Incentive Awards to Outside Directors.  The aggregate grant date fair value of Incentive Awards to an Outside Director in any calendar year shall not exceed $500,000.

(e)        Employee Incentive Award Limitations.  The following limitations shall apply to any Incentive Awards made hereunder:

(i)          No Grantee may be granted, during any one-year period, Incentive Awards consisting of Stock Options or SARs that are exercisable for more than 1,000,000 Shares;

(ii)         No Grantee may be granted, during any one-year period, Stock Awards covering or relating to more than 1,000,000 Shares (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock Based Award Limitations”); and

(iii)        No Grantee may be granted Cash Awards in respect of any one-year period having a value determined on the date of grant in excess of $10,000,000.

(f)        Adjustments.  The limitations set forth in this Section 1.4 are subject to adjustment in accordance with Section 7.5 hereof.

SECTION 2

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1	Grant of Stock Options

The Committee is authorized to grant: (a) Non-statutory Stock Options to Employees and Outside Directors; and (b) Incentive Stock Options to Employees only in accordance with the terms and conditions of this Plan, and with such additional terms and conditions, not inconsistent with this Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee regardless of whether any Stock Option previously granted to such person remains unexercised.

2.2	Stock Option Terms

(a)        Incentive Agreement. Each Incentive Agreement with respect to a Stock Option shall set forth the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee’s Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Grantee’s Incentive Agreement, and need not be uniform among all Stock Options issued pursuant to this Plan.

(b)        Number of Shares. Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.

(c)        Option Price. The Option Price per Share of Common Stock under each Stock Option shall be determined by the Committee; provided however, that such Option Price shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. Each Stock Option shall specify the method of exercise which shall be consistent with the requirements of Section 2.3(a). Other than pursuant to Section 7.5, the Committee shall not, without the approval of the Company stockholders, (a) lower the Option Price of an Option after it is granted, (b) cancel an Option when the Option Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Incentive Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the national securities exchange on which Shares are listed.

(d)        Term. In the Incentive Agreement, the Committee shall fix the term of each Stock Option not to exceed 10 years from the date of grant.

(e)        Exercise. The Committee shall determine the time or times at which a Stock Option may be exercised, in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the Performance Criteria to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated Performance Criteria, may specify a minimum level of achievement in respect of the specified Performance Criteria below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the Performance Criteria.

(f)         Incentive Stock Options.  The Committee may grant Incentive Stock Options to any Employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Notwithstanding anything in Section 1.4 to the contrary and solely for the purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares with respect to which “incentive stock options” may be granted under the Plan shall be 5,200,000 Shares.

2.3	Stock Option Exercises

(a)        Methods of Exercise.  Stock Options granted under the Plan may be exercised by the Grantee, by a Permitted Assignee thereof, or by the Grantee’s executors, administrators, guardian or legal representative as to all or part of the Shares covered thereby, by the giving of notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full Option Price for the Shares being purchased. Unless otherwise provided in an

Incentive Agreement, full payment of such Option Price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Incentive Awards) having a Fair Market Value on the exercise date equal to the total Option Price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Incentive Agreement, or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for ordinary cash dividends or other rights for which the record date is prior to the date as of which the Grantee exercises the Option and becomes the sole owner of the subject Shares. An Option shall be automatically exercised as of the end of the last day of the term of the Option, if the Option Price is less than the Fair Market Value of a Share on such date, on a net exercise basis as contemplated by Section 2.3(a) and (iv) and with tax withholding satisfied by the Company retaining Shares from the exercise as contemplated by Section 8.3.

(b)        Restrictions on Option Share Transferability.  The Committee may impose such restrictions on any grant of Stock Options or on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable. Any certificate issued to evidence Shares issued upon the exercise of an Incentive Award may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

     Any Grantee or other person exercising an Incentive Award shall be required, if requested by the Committee, to give a written representation that the Incentive Award and the Shares subject to the Incentive Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its discretion, may release any person receiving an Incentive Award from any such representations either prior to or subsequent to the exercise of the Incentive Award.

2.4	Stock Appreciation Rights

(a)        Grant and Exercise.  The Committee may provide Stock Appreciation Rights (i) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (ii) in conjunction with all or part of any Incentive Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Incentive Award (clause (i) above and this clause (ii), a “Tandem Stock Appreciation Right”), or (iii) without regard to any Option or other Incentive Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion.

(b)        Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

 (i)        Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the exercise price of the right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 7.5 or in accordance with paragraph (b)(vii) of this Section, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Other than pursuant to Section 7.5, the Committee shall not, without the approval of the Company stockholders, (a) lower the exercise price of a Stock Appreciation Right after it is granted, (b) cancel a Stock Appreciation Right when the exercise price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Incentive Award (other than in connection with Substitute Awards), or (c) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the national securities exchange on which Shares are listed.

(ii)        Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(iii)       Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(iv)       Any Tandem Stock Appreciation Right may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the Option Price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies.

(v)        Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(vi)       The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(vii)      The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate, including providing that the exercise price of a Tandem Stock Appreciation Right may be less than the Fair Market Value on the date of grant if the Tandem Stock Appreciation Right is added to an Option following the date of the grant of the Option. Notwithstanding the foregoing provisions of this Section 2.4(b), but subject to Section 7.5, a Freestanding Stock Appreciation Right shall generally have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant and (ii) a term not greater than 10 years (including an extension of term as provided in Section 2.3 and automatic exercise of an otherwise expiring Incentive Award provided in Section 2.3). In addition to the foregoing, but subject to Section 7.5, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant.

(viii)     The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Incentive Award (other than an Option) as the Committee shall determine in its sole discretion.

(ix)       The terms and conditions of this Section 2.4(b) shall be applied to a Tandem Stock Appreciation Right identified in clause (ii) of Section 2.4(a), and, for such purpose, references to Options in this Section 2.4(b) shall be replaced with the relevant Incentive Award related to such Tandem Stock Appreciation Right.

SECTION 3

RESTRICTED STOCK

3.1	Grant of Restricted Stock

(a)        General Provisions. With respect to a Grantee who is an Employee or Outside Director, Shares of Restricted Stock may be awarded by the Committee with such restrictions during the Restriction Period as the Committee shall designate in its discretion. Any such restrictions may differ with respect to a particular Grantee. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. Any Restricted Stock Award may, at the time of grant, be designated by the Committee in its discretion as a Performance-Based Award that is intended to qualify for the Performance-Based Exception.

(b)        Immediate Transfer Without Immediate Delivery of Restricted Stock. Unless otherwise specified in the Grantee’s Incentive Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the Shares of Restricted Stock to the Grantee in consideration of the performance of services as an Employee or Outside Director, as applicable, entitling such Grantee to all voting and other ownership rights in such Shares.

As specified in the Incentive Agreement, a Restricted Stock Award may limit the Grantee’s dividend rights during the Restriction Period. In the Incentive Agreement, the Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of a Restricted Stock Award granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.

Shares awarded pursuant to a grant of Restricted Stock, whether or not under a Performance-Based Award, may be reflected in such manner as determined by the Committee until such time as the restrictions on transfer have expired.

3.2	Restrictions

(a)        Forfeiture of Restricted Stock. Restricted Stock awarded to a Grantee shall be subject to such restrictions that the Committee determines are appropriate, including, without limitation, provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee.

(b)        Issuance of Certificates. Reasonably promptly after the date of grant with respect to Shares of Restricted Stock, the Company may cause to be issued a stock certificate or other book-entry evidence of ownership, registered in the name of the Grantee to whom such Shares of Restricted Stock were granted, evidencing such Shares; provided, however, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such Shares. Any such stock certificate shall bear the following legend or any other legend approved by the Company:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Parker Drilling Company 2010 Long-Term Incentive Plan (As Amended and Restated) and an Incentive Agreement entered into between the registered owner of such shares and Parker Drilling Company. A copy of this Plan and Incentive Agreement are on file in the main corporate office of Parker Drilling Company.

Such legend shall not be removed from the certificate evidencing such Shares of Restricted Stock unless and until such Shares vest pursuant to the terms of the Incentive Agreement.

(c)        Removal of Restrictions. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that such action is necessary or appropriate.

3.3	Delivery of Shares of Common Stock

Subject to withholding taxes under Section 8.3 and to the terms of the Incentive Agreement, evidence of ownership of the Shares of Restricted Stock with respect to which the restrictions in the Incentive Agreement have been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions.

SECTION 4

OTHER STOCK-BASED AWARDS

4.1	Grant of Other Stock-Based Awards

Other Stock-Based Awards may be awarded by the Committee to selected Grantees that are payable in Shares or in cash, as determined in the discretion of the Committee. Types of Other Stock-Based Awards that are payable in Shares include, without limitation, purchase rights, Shares of Common Stock awarded that are not subject to any restrictions or conditions, Shares of Common Stock awarded subject to the satisfaction of specified Performance Criteria (“Performance Shares”), Incentive Awards valued by reference to the performance of a specified Subsidiary, division or department of the Company, and Shares issued in settlement or cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company (or any Subsidiary).

In addition to Other Stock-Based Awards that are payable in Shares, the Committee may award to a Grantee either Phantom Shares that are payable in cash or Restricted Stock Units that are payable in Shares of Common Stock. A “Phantom Share” is one unit granted to a Grantee which entitles him to receive a cash payment equal to the Fair Market Value of one Share of Common Stock on the vesting date specified in the Incentive Agreement. A “Restricted Stock Unit” is one unit granted to a Grantee which entitles him to receive a Share of Common Stock on the vesting date specified in the Incentive Agreement.

4.2	Other Stock-Based Award Terms

(a)        Purchase Price. The amount of consideration required to be received by the Company shall be either: (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered; or (ii) as otherwise specified in the Incentive Agreement.

(b)        Performance Criteria. In its discretion, the Committee may specify Performance Criteria for: (i) vesting in Other Stock-Based Awards; and (ii) payment thereof to the Grantee. The extent to which any such Performance Criteria have been met shall be determined and certified by the Committee.

SECTION 5

PERFORMANCE-BASED AND OTHER CASH AWARDS

5.1	Performance-Based Cash Awards

(a)        Grant. With respect to a Grantee who is an Employee or Outside Director, Incentive Awards payable in cash may be granted in the discretion of the Committee (“Performance-Based Cash Awards”).

(b)        Settlement. Upon vesting of a Performance-Based Cash Award in accordance with its terms, the Grantee shall be entitled to receive a cash payment subject to certification by the Committee, in writing, of the extent to which the performance goals and any other material terms have been satisfied. If the Grantee’s Employment is terminated for any reason prior to full vesting in any part of a Performance-Based Cash Award, any non-vested portion at the time of such termination shall automatically expire and no further vesting shall occur after the termination date, subject to partial vesting as may be permitted by this Plan or an Incentive Agreement.

5.2	Other Cash Awards

(a)        Grant. Other Cash Awards may be awarded, in the discretion of the Committee, to a Grantee as a special recognition Incentive Award for exemplary performance, as a supplement to other grants, or for such reasons as the Committee may determine.

(b)        Settlement. Upon vesting of an Other Cash Award in accordance with its terms, the Grantee shall be entitled to receive a cash payment subject to such terms as the Committee may determine, if any. Unless otherwise provided in the Incentive Agreement, if the Grantee’s Employment is terminated for any reason prior to full vesting in any part of an Other Cash Award, any non-vested portion at the time of such termination shall automatically expire and no further vesting shall occur after the termination date, subject to partial vesting as may be permitted by this Plan or an Incentive Agreement.

SECTION 6

PERFORMANCE-BASED AWARDS AND PERFORMANCE CRITERIA

As determined by the Committee at the time of grant, Performance-Based Awards which are intended to qualify for the Performance-Based Exception may be granted subject to performance objectives relating to one or more of the following (the “Performance Criteria”):

(a)	profits (including, but not limited to, profit growth, net operating profit or economic profit);

(b)	profit-related return ratios;

(c)	return measures (including, but not limited to, return on assets, capital, equity, investment or sales);

(d)	cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments);

(e)	earnings (including but not limited to, total stockholder return, earnings per share or earnings before or after taxes);

(f)	net sales growth;

(g)	net earnings or income (before or after taxes, interest, depreciation and/or amortization);

(h)	gross, operating or net profit margins;

(i)	productivity ratios;

(j)	share price (including, but not limited to, growth measures and total stockholder return);

(k)	turnover of assets, capital, or inventory;

(l)	expense targets;

(m)	margins;

(n)	measures of health, safety or environment;

(o)	operating efficiency;

(p)	customer service or satisfaction;

(q)	market share;

(r)	credit quality; and

(s)	working capital targets.

Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a Performance Period. The Committee shall establish one or more Performance Criteria for each Incentive Award that is intended to qualify for the Performance-Based Exception on its grant date. In no event shall the Committee modify any Performance Criteria for outstanding Incentive Awards.

In establishing the Performance Criteria for Incentive Awards, the Committee may provide that the effect of specified extraordinary or unusual events will be included or excluded (including, but not limited to, items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principle, all as determined in accordance with authoritative financial accounting standards. The terms of the stated Performance Criteria for each applicable Incentive Award, must preclude the Committee’s discretion to increase the amount payable to any Grantee that would otherwise be due upon attainment of the Performance Criteria, but may permit the Committee to reduce the amount otherwise payable to the Grantee in the Committee’s discretion. The Performance Criteria specified in any Incentive Agreement need not be applicable to all Incentive Awards, and may be particular to an individual Grantee’s function or business unit. The Committee may establish the Performance Criteria as determined and designated by the Committee, in its discretion, in the Incentive Agreement.

Performance-Based Awards will be granted in the discretion of the Committee and will be: (a) sufficiently objective so that an independent person or entity having knowledge of the relevant facts could determine the amount payable to Grantee, if applicable, and whether the pre-determined goals have been achieved with respect to the Incentive Award; (b) established in writing prior to the earlier of (i) 90 days after the commencement of the Performance Period to which they apply and (ii) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain; and (c) based on Performance Criteria as provided in this Section 6.

SECTION 7

PLAN PARTICIPATION

7.1	Incentive Agreement

Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee. The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly situated Grantees. The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee’s Incentive Award, as well as, for example, provisions to the effect that the Grantee: (a) shall not disclose any confidential information acquired during Employment with the Company; (b) shall abide by all the terms and conditions of this Plan and such other terms and conditions as may be imposed by the Committee; (c) shall not interfere with the employment or other service of any employee; (d) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company; (e) shall forfeit an Incentive Award if terminated for Cause; (f) shall not be permitted to make an election under Code Section 83(b) when applicable; and (g) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, an agreement restricting the transferability of shares acquired or providing for the recoupment of shares or the cash equivalent thereof. An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee.

7.2	No Right to Employment

Nothing in this Plan or any instrument executed pursuant to this Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company or any Subsidiary to terminate the Employment of any Grantee at any time.

7.3	Transferability

Except as provided below, and except as otherwise authorized by the Committee in an Incentive Agreement, no Incentive Award and no Shares subject to Incentive Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and such Incentive Award may be exercised during the life of the Grantee only by the Grantee or the Grantee’s guardian or legal representative. Notwithstanding the foregoing, a Grantee may assign or transfer an Incentive Award (i) for charitable donations, (ii) to the Grantee’s spouse, children or grandchildren (including any adopted and stepchildren and grandchildren), (iii) to a trust for the benefit of one or more of the Grantee or the persons referred to in clause (ii), or (iv) to any other person with the consent of the Committee (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Incentive Agreement relating to the transferred Incentive Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Permitted Assignee shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

7.4	Rights as a Stockholder

(a)        No Stockholder Rights. Except as otherwise provided in Section 3.1(b) for grants of Restricted Stock, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate or other evidence of ownership for such Shares.

(b)        Representation of Ownership. In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or incapacity of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person. The Committee may also require such consents and releases of taxing authorities as it deems advisable.

7.5	Adjustments

(a)        Effect on Corporate Transactions.  The existence of outstanding Incentive Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)        Stock Splits, Dividends.  In the event of any subdivision or consolidation of outstanding Shares, declaration of a dividend payable in Shares or other stock split, then (i) the number of Shares available for issuance under this Plan, (ii) the number of Shares available under this Plan for Incentive Stock Options and Stock Awards, (iii) the number of Shares covered by outstanding Incentive Awards in the form of Common Stock or units denominated in Common Stock, (iv) the Option Price or other price in respect of such Incentive Awards, (v) the Stock Based Award Limitations, and (vi) the appropriate Fair Market Value and other price determinations for such Incentive Awards shall each be proportionately adjusted by the Committee to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (1) the number of Shares covered by Incentive Awards in the form of Common Stock or units denominated in Common Stock, (2) the Option Price or other price in respect of such Incentive Awards, (3) the appropriate Fair Market Value and other price determinations for such Incentive Awards, (4) the number of Shares available under this Plan for Incentive Stock Options and Stock Awards, and (5) the Stock Based Award Limitations to give effect to such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Incentive Awards and preserve, without exceeding, the value of such Incentive Awards.

(c)        Mergers, Reorganizations, Liquidations.  In connection with a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to Incentive Awards or other provisions for the disposition of Incentive Awards as it deems equitable, and shall be authorized, in its discretion, to (i) provide for the substitution of a new Incentive Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Incentive Award or the assumption of the Incentive Award (and for Incentive Awards not granted under this Plan), regardless of whether in a transaction to which Code Section 424(a) applies, (ii) provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Incentive Award and, if the transaction is a cash merger, provide for the termination of any portion of the Incentive Award that remains unexercised at the time of such transaction, (iii) provide for the acceleration of the vesting and exercisability of an Incentive Award and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof, (iv) cancel any Incentive Awards and direct the Company to deliver to the individuals who are the holders of such Incentive Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Incentive Awards as of the date of such event, which, in the case of any Option, shall be the amount equal to the excess of the Fair Market Value of a Share as of such date over the per-Share Option Price for such Option (for the avoidance of doubt, if such Option Price is less than such Fair Market Value, the Option may be canceled for no consideration), or (v) cancel Incentive Awards that are Options and give the individuals who are the holders of such Incentive Awards notice and opportunity to exercise prior to such cancellation.

(d)        Compliance with Code Section 409A.  No adjustment authorized by this Section 7.5 shall be made in such manner that would result in this Plan or any amounts or benefits payable hereunder to fail to comply with or be exempt from Code Section 409A, and any such adjustment that may reasonably be expected to result in such failure shall be of no force or effect.

SECTION 8

GENERAL

8.1	Conflicts with Plan

In the event of any inconsistency or conflict between the terms of the Plan and an Incentive Agreement, the terms of the Plan shall govern.

8.2	Unfunded Plan

No provision of this Plan shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of this Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. This Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

8.3	Withholding Taxes

The Company shall have the right to make all payments or distributions pursuant to the Plan to a Grantee (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Incentive Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Incentive Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Grantees to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Grantee’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Incentive Award.

8.4	Deferrals; Dividend Equivalents

The Committee shall be authorized to establish procedures pursuant to which the payment of any Incentive Award may be deferred. Subject to the provisions of the Plan and any Incentive Agreement, the recipient of an Incentive Award (including any deferred Incentive Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Incentive Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such as amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Incentive Award. Dividend Equivalents attributable to Performance-Based Awards shall not be paid out before the underlying Performance-Based Award has been earned.

8.5	No Guarantee of Tax Consequences

Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

8.6	Securities Requirements

No Shares will be issued or transferred pursuant to an Incentive Award unless and until all then-applicable requirements imposed by applicable securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Grantee to take any reasonable action to meet such requirements. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares pursuant to an Incentive Award to comply with any law or regulation described in the second preceding sentence.

8.7	Designation of Beneficiary by Grantee

Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Company’s Human Resources Department, with a copy to the Committee, during the Grantee’s lifetime, and received and accepted by the Human Resources Department. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the legal representative of the Grantee’s estate.

8.8	Amendment and Termination

The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend or modify an Incentive Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by applicable law, except that: (a) no amendment or alteration that would adversely affect the rights of any Grantee in any material way under any Incentive Award previously granted to such Grantee shall be made without the consent of such Grantee; and (b) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Common Stock is listed, including any amendment that expands the types of Incentive Awards available under this Plan, materially increases the number of Shares available for Incentive Awards under this Plan, materially expands the classes of persons eligible for Incentive Awards under this Plan, materially extends the term of this Plan, materially changes the method of determining the Option Price of Options, or deletes or limits any provisions of this Plan that prohibit the repricing of Options or SARs. Notwithstanding any provision in this Plan to the contrary, this Plan shall not be amended or terminated in such manner that would cause this Plan or any amounts or benefits payable hereunder to fail to comply with or be exempt from Code Section 409A, and any such amendment or termination that may reasonably be expected to result in such failure shall be of no force or effect.

8.9	Successors to Company

All obligations of the Company under this Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

8.10	Miscellaneous

(a)

No Employee or Outside Director, or other person shall have any claim or right to be granted an Incentive Award under this Plan. Neither this Plan, nor any action taken hereunder, shall be construed as giving any Employee or Outside Director any right to be retained in the Employment or other service of the Company or any Subsidiary.

(b)	The expenses of this Plan shall be borne by the Company.

(c)	By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of this Plan.

8.11	Severability

In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

8.12	Gender, Tense and Headings

Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of this Plan.

8.13	Governing Law

This Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

8.14	Effective Date of Amended and Restated Plan; Expiration of Plan

The amended and restated Plan shall be effective on the date of the approval of the amended and restated Plan by the holders of the Common Stock entitled to vote at a duly constituted meeting of the stockholders of the Company. The amended and restated Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event the Plan as in effect immediately prior to the Restatement Date will continue to operate in accordance with its terms.

8.15	Code Section 409A

(a)        Incentive Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Incentive Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Incentive Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Incentive Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Incentive Award.

(b)        Unless the Committee provides otherwise in an Incentive Agreement, each Incentive Award other than Options, SARs and Restricted Stock (or portion thereof if the Incentive Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Incentive Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that an Incentive Award other than Options, SARs and Restricted Stock is intended to be subject to Code Section 409A, the applicable Incentive Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

(c)        If the Grantee is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Grantee has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Incentive Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Grantee’s separation from service, (2) the date of the Grantee’s death, or (3) such earlier date as complies with the requirements of Code Section 409A.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer, to be effective as of the Restatement Date.

PARKER DRILLING COMPANY

By:
Name:
Title:

PARKER DRILLING COMPANY 5 GREENWAY PLAZA, SUITE 100 HOUSTON, TX 77046 1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 1 1 OF Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET 2 ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALSa If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your 2 proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # 000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 0 0 0 1. Election of Directors Nominees 01 Jonathan M. Clarkson 02 George J. Donnelly 03 Gary R. King To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Approve the Parker Drilling Company 2010 Long-Term Incentive Plan as Amended and Restated. 0 0 0 3. To approve, by non-binding vote, executive compensation. 0 0 0 4. Ratify the appointment of KPMG LLP as independent registered public accounting firm for 2013. 0 0 0 NOTE: IN THEIR DISCRETION, the Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting. 0000168341_1 R1.0.0.51160 For address change/comments, mark here. 0 (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE #

PARKER DRILLING COMPANY ANNUAL MEETING OF STOCKHOLDERS Wednesday, May 8, 2013 9:00 a.m. Central Time Renaissance Houston Hotel 6 Greenway Plaza East Houston, Texas 77046 ADMISSION TICKET If you plan to attend the Annual Meeting of Stockholders, please detach the upper portion of this page and bring it with you to the meeting as it will serve as your admission ticket to the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, and Form 10-K is/are available at www.proxyvote.com . PARKER DRILLING COMPANY Annual Meeting of Stockholders May 8, 2013 9:00 AM This proxy is solicited by the Board of Directors The undersigned appoints Gary G. Rich and Jon-Al Duplantier, or either of them, as Proxies, with the power of substitution, and authorizes them to represent the undersigned at the Annual Meeting of Stockholders to be held May 8, 2013, or any adjournment thereof, and to vote all the shares of common stock of Parker Drilling Company held of record by the undersigned on March 15, 2013, as designated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000168341_2 R1.0.0.51160